Use these links to rapidly review the document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

NPS PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Not Applicable
	(4)	Proposed maximum aggregate value of transaction: Not Applicable
	(5)	Total fee paid: Not Applicable
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid: Not Applicable
	(2)	Form, Schedule or Registration Statement No.: Not Applicable
	(3)	Filing Party: Not Applicable
	(4)	Date Filed: Not Applicable

550 Hills Drive, 3rd Floor
Bedminster, New Jersey 07921

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 16, 2012 at 9:00 a.m. (ET)
at
The Bernards Inn
27 Mine Brook Road
Bernardsville, NJ 07924
(908) 766-0002

TO THE STOCKHOLDERS OF NPS PHARMACEUTICALS, INC.:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of NPS Pharmaceuticals, Inc., a Delaware corporation, will be held on Wednesday, May 16, 2012, at 9:00 a.m. (ET) at The Bernards Inn, located at 27 Mine Brook Road, Bernardsville, NJ 07924 for the purposes of considering and acting on the following items:

  1.
  to elect eight members to the Board of Directors, each for a term of one year;

  2.
  to approve, on an advisory basis, the compensation of our named executive officers;

  3.
  to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012; and

  4.
  to transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.

        The Board of Directors has fixed the close of business on March 26, 2012, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting of Stockholders and at any adjournment thereof. This notice and the accompanying Proxy Statement are being mailed on or about April 6, 2012.

By Order of the Board of Directors

Edward Stratemeier Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary

Bedminster, New Jersey
April 4, 2012

        Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on May 16, 2012:    Our Annual Report to Stockholders and the accompanying Proxy Statement are available online at www.proxyvote.com.

i

ii

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE
ANNUAL MEETING

Q:
Why am I receiving these materials?

A:
We sent you the Notice of Annual Meeting, this Proxy Statement and the accompanying Proxy Card because according to our stockholder records you own shares of common stock of NPS Pharmaceuticals, Inc. ("NPS", the "Company", "we", "us", or "our"), a Delaware corporation with its principal executive offices located at 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921. Any record or beneficial holder of shares of NPS common stock at the close of business on March 26, 2012 is entitled to vote those shares at the upcoming Annual Meeting of Stockholders ("Annual Meeting"), which will be held on Wednesday, May 16, 2012 at 9:00 a.m. (ET), at The Bernards Inn, located at 27 Mine Brook Road, Bernardsville, NJ 07924. Our Board of Directors (or the "Board") is soliciting your proxy to vote at the Annual Meeting. All stockholders are invited to attend the Annual Meeting and are entitled to and requested to vote on the items of business described in this Proxy Statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying Proxy Card, or follow the instructions below to submit your proxy by telephone or on the Internet. Although the Annual Report and Proxy Statement are being delivered together, the Annual Report should not be deemed to be a part of the Proxy Statement.

Q:
What information is contained in this Proxy Statement?

A:
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our Board and Board committees, the compensation of directors and certain executive officers for the 2011 fiscal year, and certain other required information.

Q:
What items of business will be voted on at the Annual Meeting?

A:
Items of business scheduled to be voted on at the Annual Meeting are:

•
the election of eight directors, each for a term of one year (Proposal No. 1);

•
an advisory vote on executive compensation (Proposal No. 2); and

•
the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2012 fiscal year (Proposal No. 3).

  We will also consider any other business as may properly come before the meeting or any adjournment thereof. See "What happens if additional matters are presented at the Annual Meeting?" below.

Q:
How does the Board recommend that I vote?

A:
For the reasons set forth in more detail later in the Proxy Statement, our Board recommends that you vote your shares "FOR ALL" of the nominees to the Board, "FOR" the proposal regarding an advisory vote on executive compensation, and "FOR" ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2012 fiscal year.

Q:
What shares can I vote?

A:
Each holder of NPS common stock is entitled to one vote for each share of common stock held as of the record date on each matter to be voted on at the Annual Meeting. March 26, 2012 is the record date for the Annual Meeting. You may vote all shares you own as of the record date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner through a broker, bank or other agent. On the record date, we had 86,133,799 shares of common stock issued, outstanding and entitled to vote at the meeting.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
Most of our stockholders hold their shares through a broker, bank or other agent rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record—If, as of the record date, your shares are registered directly in your name with our transfer agent, Registrar and Transfer Company, you are considered to be the stockholder of record for those shares and we have sent these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to NPS or to a third party, or to vote in person at the Annual Meeting. We have enclosed or sent a Proxy Card for you to use.

  Beneficial Owner—If, as of the record date, your shares were held not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are considered to be the beneficial owner of shares held in "street name" and you have the right to direct your broker, bank or other agent on how to vote the shares. You should receive these proxy materials from your broker, bank or other agent rather than from us. You should have also received, with this Proxy Statement, a Proxy Card and voting instructions from the organization that forwarded these proxy materials to you.

  The broker, bank or other agent holding your account is considered to be the stockholder of record for purposes of the Annual Meeting. As the beneficial owner, you have the right to direct your broker, bank or other agent how to vote the shares in your account. However, since you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

Q:
What if I have questions for the Company's transfer agent?

A:
Please contact our transfer agent, at the phone number or address listed below, with questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.

Registrar and Transfer Company
10 Commerce Drive
Cranford, NJ 07016
800-866-1340

Q:
How can I attend the Annual Meeting?

A:
You are entitled to attend the Annual Meeting only if you were an NPS stockholder or joint holder as of the close of business on March 26, 2012 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. In addition, if you are a stockholder of record your name will be verified against the list of stockholders of record on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares as a beneficial owner through a broker, bank or other agent in "street name," you should provide proof of beneficial ownership on the record date, such as your most recent account statement as of or prior to March 26, 2012, a copy of the voting instruction card provided by your broker, bank or other agent or other similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the Annual Meeting.

Q:
How can I vote my shares in person at the Annual Meeting?

A:
Shares held in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held beneficially in "street name" may be voted in person at the Annual Meeting only if you obtain a legal proxy from the broker, bank or other agent that holds your shares giving you the right to vote the shares. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:
How can I vote my shares without attending the Annual Meeting?

A:
Whether you hold shares directly as the stockholder of record or beneficially in "street name", you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy or you may also vote on the internet or by telephone. If you hold shares beneficially in "street name", you may vote by submitting voting instructions to your broker, bank or other agent.

  By Internet—If you are a stockholder of record, you may go to http://www.proxyvote.com to vote on the Internet. You will be required to provide the company number and control number contained on your Proxy Cards. You will then be asked to complete an electronic Proxy Card. The votes will be generated on the computer screen and you will be prompted to submit or revise them as desired. If you hold shares beneficially in "street name", you should review the voting instructions received from your bank or broker to determine whether you can vote your shares on the Internet.

  By Telephone—If you are a stockholder of record, you may vote by using a touch-tone telephone and calling 1-800-690-6903 (toll-free) and following the recorded instructions. If you hold shares beneficially in "street name", you should review the voting instructions received from your bank or broker to determine whether you can vote your shares by telephone.

  By Mail—If you are a stockholder of record, you may submit your proxies by completing, signing and dating your Proxy Card and mailing them in the accompanying pre-addressed envelopes. If you hold shares beneficially in "street name" you may vote by mail by completing, signing and dating the voting instruction cards provided and mailing them in the accompanying pre-addressed envelopes.

Q:
What is the deadline for voting my shares?

A:
If you hold shares as the stockholder of record, your vote by proxy must be received before the polls close at the Annual Meeting. If you hold your shares beneficially in "street name" with a broker, bank, or other agent, please follow the voting instructions provided by that agent. You may vote your shares in person at the Annual Meeting only if you are a stockholder of record or if you hold your shares beneficially in "street name" and at the Annual Meeting you provide a legal proxy obtained from your broker, bank or other agent.

Q:
Can I change my vote or revoke my proxy?

A:
You may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Corporate Secretary prior to your shares being voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in "street name", you may change your vote by submitting new voting instructions to your broker, bank or other agent. If you have obtained a legal proxy from your broker or agent giving you the right to vote your shares, you may also change your vote by attending the meeting and voting in person.

Q:
Who can help answer my questions?

A:
If you have any questions about the Annual Meeting or how to vote or revoke your proxy, you should contact our Corporate Secretary or Legal Department at (908) 450-5300 or by writing to NPS Pharmaceuticals, Inc., Attn: Corporate Secretary or Legal Department, 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

Q:
Is my vote confidential?

A:
We handle proxy instructions, ballots and voting tabulations that identify individual stockholders in a manner that protects your voting privacy. Your vote will not be disclosed within NPS or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their Proxy Cards written comments, which are then forwarded to our management.

Q:
How many shares must be present or represented to conduct business at the Annual Meeting?

A:
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares are represented in person or by proxy at the Annual Meeting. All votes will be tabulated by the inspector of elections appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions and broker non-votes are considered present and entitled to vote at the Annual Meeting for purposes of determining a quorum, but are not counted for any purpose in determining whether a matter has been approved.

Q:
How are votes counted?

A:
Votes will be counted by the inspector of elections appointed for the Annual Meeting, who will separately count "FOR ALL", "WITHOLD ALL" and "FOR ALL EXCEPT" votes, with respect to the election of directors, and, with respect to any other proposal, "FOR," "AGAINST" or "ABSTAIN" votes, as well as, in each case, broker non-votes.

  For the election of directors, you may vote "FOR ALL," "WITHOLD ALL" with respect to the nominees or "FOR ALL EXCEPT" with respect to one or more of the nominees. For the other items of business, you may vote "FOR," "AGAINST", or "ABSTAIN." If you elect to "ABSTAIN," your vote will not be counted in determining whether a matter has been approved. If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items.

Q:
What is the voting requirement to approve each of the proposals?

A:
For the election of directors, the eight persons receiving the most affirmative votes at the Annual Meeting will be elected. Because Proposal 2 asks for a non-binding, advisory vote, there is no required vote that would constitute approval. All other proposals require the affirmative vote of a majority of the votes cast on those proposals at the Annual Meeting. Abstentions and "broker non-votes" are not counted for any purpose in determining whether a matter has been approved, but are considered present and entitled to vote at the Annual Meeting for purposes of determining a quorum.

  If you hold shares beneficially in "street name" and do not provide your broker, bank or other agent with voting instructions, your shares may constitute "broker non-votes." Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

  If you are a beneficial owner, your broker has authority to vote your shares for or against certain routine matters even if the broker does not receive voting instructions from you. The ratification of our independent registered public account firm is the only routine matter being considered at the Annual Meeting. Your broker or other nominee does not have the discretion to vote your shares on any other matter being considered at the Annual Meeting without receiving voting instructions from you. It is very important that you instruct your broker or other nominee how to vote on these matters. If you do not complete the voting instructions, your shares will not be considered in the election of the directors or on the advisory vote on executive compensation.

  If you are a registered stockholder and sign your Proxy Card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR ALL" of our nominees to the Board, "FOR" the proposal regarding an advisory vote on executive compensation, and "FOR" ratification of the appointment of KPMG LLP as our independent registered public accounting firm).

Q:
What happens if additional matters are presented at the Annual Meeting?

A:
Other than the three items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidates as may be nominated by the Board.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple Proxy Cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Card. Please complete, sign, and date and return each NPS Proxy Card and voting instruction card that you receive to ensure that all of your shares are voted.

Q:
How may I obtain a separate set of proxy materials or request a single set for my household?

A:
The Securities and Exchange Commission, or SEC, has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

  This year, a number of brokers with account holders who are NPS stockholders will be "householding" our proxy materials. A single Proxy Statement and Annual Report will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate Proxy Statement and Annual Report, you may direct your request as follows:

  •
  by notifying your broker;

  •
  by writing to Investor Relations, NPS Pharmaceuticals, Inc., 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921;

  •
  by contacting Investor Relations by telephone at (908) 450-5300;

  •
  by calling Broadridge toll-free at (800) 542-1061; or

  •
  by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

  If you revoke your consent, you will be removed from the householding program within thirty days of receipt of your revocation and each stockholder at your address will receive individual copies of our disclosure documents. Stockholders who currently receive multiple copies of the Proxy Statement and Annual Report at their address and would like to request "householding" of their communications should contact their broker or other intermediary, as applicable.

Q:
Who will bear the cost of soliciting votes for the Annual Meeting?

A:
We will bear the entire cost of solicitation of proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy Card, and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of NPS common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners.

  To assist in soliciting proxies, we have retained The Proxy Advisory Group, a professional proxy solicitation firm, at an approximate cost of $21,600 plus reimbursement of certain out-of-pocket expenses. Original solicitation of proxies by mail may be supplemented by telephone or personal solicitation by directors, officers, or other regular employees of NPS. No additional compensation will be paid to directors, officers, or other regular employees for such services.

  We intend to mail this Proxy Statement and accompanying Proxy Card on or about April 6, 2012 to all stockholders entitled to vote at the Annual Meeting. In addition, this Proxy Statement and our Annual Report to Stockholders will be available on our web site at www.npsp.com beginning on or about April 6, 2012.

Q:
How may I obtain a copy of the Company's 2011 Annual Report to Stockholders and Annual Report on Form 10-K for the year ended December 31, 2011?

A:
Our 2011 Annual Report to Stockholders, including financial statements for the year-ended December 31, 2011, is being distributed to all of our stockholders, together with this Proxy Statement, in satisfaction of the requirements of the SEC. A copy of our Annual Report on Form 10-K for the year-ended December 31, 2011 and the other periodic and current reports we file with the SEC are available on our website at www.npsp.com.

  You may request additional copies of the 2011 Annual Report to Stockholders and Form 10-K, at no charge, from our Investor Relations Department at (908) 450-5300 or by electronic mail at invest@npsp.com. You may also write to our Investor Relations Department at 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

Q:
What is the deadline to propose actions for consideration at next year's Annual Meeting of Stockholders?

A:
For a stockholder proposal to be considered for inclusion in our Proxy Statement and presented at the 2013 Annual Meeting of Stockholders, our Corporate Secretary must receive a written proposal at the address below no later than December 7, 2012. Proposals should be addressed to: NPS Pharmaceuticals, Attn: Corporate Secretary, 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

  For a stockholder proposal that is intended to be presented at the 2013 Annual Meeting of Stockholders, but not included in our Proxy Statement, the proposal must be received by our Corporate Secretary at the same address no earlier than the close of business on February 15, 2013 and no later than the close of business on March 15, 2013. Please review our Bylaws, which contain additional requirements regarding advance notice of stockholder proposals. You may contact the NPS Corporate Secretary at the above address for a copy of the relevant Bylaw provisions regarding the requirements of making stockholder proposals and nominating director candidates.

  No stockholder proposals were submitted and none are included for consideration at the 2012 Annual Meeting of Stockholders.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We intend to announce preliminary voting results at the Annual Meeting and publish final results on a Current Report on Form 8-K filed with the SEC, no later than May 22, 2012.

PROPOSALS TO BE VOTED ON

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General Information

        Our Board of Directors currently consists of nine members, each of whom is a nominee for re-election at the 2012 Annual Meeting except for Donald Kuhla, who has decided to retire from the Board. Each nominee has indicated that he or she is willing to serve as a member of our Board, if elected, and our Board has no reason to believe that any nominee may become unable or unwilling to serve. There are no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director of the Company.

        Eight directors will be elected at the 2012 Annual Meeting for a term of one year expiring at the annual meeting of stockholders to occur in 2013 and will serve until their respective successors are duly elected and qualified, or until their earlier death, resignation, or removal. Directors are elected by a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. The eight nominees receiving the most votes will be elected. Shares of registered stockholders which are represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the eight nominees below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose.

        Our Nominating and Corporate Governance Committee has reviewed the qualifications and independence of the nominees for director, and, with each member of the Nominating and Corporate Governance Committee abstaining as to himself or herself, has recommended each of the other nominees for election to our Board.

  Qualifications of Directors and Nominees

        NPS is a clinical-stage biopharmaceutical company focused on the development of orphan products for patients with rare gastrointestinal and endocrine disorders and high unmet medical needs. Our lead clinical programs involve two proprietary therapeutic peptides to restore or replace biological function: GATTEX® (planned brand name for teduglutide) and NATPARA™ (planned brand name for recombinant human parathyroid hormone 1-84, which was formerly referred to as NPSP588). GATTEX is our novel recombinant analog of GLP-2, a peptide involved in the regeneration and repair of the intestinal lining. We have been developing GATTEX for the treatment of adults with short bowel syndrome, or SBS, a highly disabling and potentially life-threatening chronic disorder. NATPARA is our recombinant full-length human parathyroid hormone (rhPTH (1-84)) that we are developing as the first hormone replacement therapy for hypoparathyroidism, a rare hormone deficiency disorder in which patients are physiologically unable to regulate the levels of calcium and phosphate in their blood due to insufficient levels of endogenous parathyroid hormone (PTH). We also have two earlier stage calcilytic compounds with potential application in rare endocrine disorders, as well as a valuable royalty-based portfolio of marketed products and products in development. We complement our proprietary programs with a royalty-based portfolio of products and product candidates that includes agreements with Amgen, Inc., Kyowa Hakko Kirin, Nycomed (a Takeda Company since the end of September 2011), GlaxoSmithKline, and Janssen Pharmaceuticals, Inc.

        All of our director nominees have extensive experience in the life sciences industry. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. Each director nominee has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to NPS and our Board. Finally, we value their significant experience on other company boards of directors and board committees, which provides them with an understanding of current corporate governance practices and trends, and compensation matters. Set forth below, in alphabetical order, is biographical information for each person nominated to serve on our Board of Directors.

OUR BOARD RECOMMENDS A VOTE FOR THE ELECTION TO THE BOARD
OF EACH OF THE FOLLOWING NOMINEES

Nominees For Election

Michael W. Bonney, B.A.

Director since 2005
Age 53

Biography

        Mr. Bonney has served as a director since January 2005. Mr. Bonney has served since June 2003 as the president and chief executive officer and as a member of the Board of Directors of Cubist Pharmaceuticals, Inc., a public biopharmaceutical company. From January 2002 to June 2003, he served as its president and chief operating officer. From 1995 to 2001, he held various positions at Biogen, Inc., a public biopharmaceutical company, including vice president, sales and marketing from 1999 to 2001. Prior to 1995, Mr. Bonney held various positions in sales, marketing and strategic planning at Zeneca Pharmaceuticals, ending his eleven-year career there serving as National Business Director. Mr. Bonney has a B.A. in Economics from Bates College. Mr. Bonney is a Trustee of H&Q Healthcare Investors and H&Q Life Sciences Investors, Chair of the Board of Trustees of Bates College, and a member of the Board of Directors of Pharmaceuticals Research and Manufacturers of America (PhRMA), a trade association representing research-based pharmaceutical and biotechnology companies in the United States.

Qualifications

        Mr. Bonney has extensive employment experience with public pharmaceutical companies, including in senior executive positions. This experience makes him a valued asset to the Board, as it enables him to offer a unique insight into the management and operation of pharmaceutical companies engaged in the research, development and commercialization of pharmaceutical products, as well as the reporting and other responsibilities of public companies generally.

Colin Broom, M.D.
Director since 2009
Age 56

Biography

        Dr. Broom has served as a director since July 2009. Since May 2004, he has been responsible for the leadership of all research and development and medical affairs activities at ViroPharma, a public biopharmaceutical company dedicated to the development and commercialization of products that address serious diseases treated by physician specialists and in hospital setting. From 2000 until 2003, Dr. Broom served as vice president of clinical development and medical affairs, Europe, for Amgen. Prior to serving at Amgen, he was vice president of clinical development for Hoechst Marion Roussel (now Sanofi) and for 14 years worked for Glaxo and then SmithKline Beecham (now GlaxoSmithKline) in a range of leadership positions of increasing responsibility, including head of global oncology and vice president of CNS/GI. Dr. Broom holds a bachelor of science degree in pharmacology from University College, London and a bachelor of medicine and bachelor of surgery degree from St. George's Hospital Medical School, London. He is a Member of the Royal College of Physicians and a Fellow of the Faculty of Pharmaceutical Medicine of the UK Colleges of Physicians.

Qualifications

        Dr. Broom has extensive experience heading the research and development efforts of other biopharmaceutical companies. Together with his educational background, this experience enables him to provide valuable insight into the clinical development of proprietary products and other processes required to obtain approval of those products. For these reasons, Dr. Broom is a tremendous asset to our Board as we advance the development of our product candidates.

Georges Gemayel, Ph.D.
Director since 2012
Age 51

Biography

        Dr. Gemayel has served as a director since February 2012. From April 2007 until December 2011, Dr. Gemayel served as a director of Adolor Corporation, a public clinical development company that was acquired by Cubist Pharmaceuticals, Inc. From April 2010 to October 2010, Dr. Gemayel served as Executive Chairman of FoldRx Pharmaceuticals, Inc., a privately-held drug discovery and clinical development company that was acquired by Pfizer Inc. From June 2008 until November 2009, Dr. Gemayel served as President, Chief Executive Officer and a director of Altus Pharmaceuticals Inc., a publicly-traded pharmaceutical company. From 2003 to May 2008, Dr. Gemayel served as Executive Vice President Therapeutics and Biosurgery for Genzyme Corporation, where he was responsible for Genzyme's global therapeutics, transplant, renal and biosurgery businesses. From 2000 to 2003, Dr. Gemayel was employed as Vice President National Specialty Care for Hoffmann-La Roche, responsible for its U.S. business for dermatology, oncology, transplantation, hepatitis and HIV. Dr. Gemayel joined Hoffmann-La Roche in 1988 and served in various positions of increasing responsibility over his tenure there. Dr. Gemayel received his doctorate in pharmacy from St. Joseph University in Beirut, Lebanon and his Ph.D. in Pharmacology from Paris-Sud University. In November 2009, while Dr. Gemayel was President, Chief Executive Officer and a director, Altus Pharmaceuticals filed a voluntary petition for relief under Chapter 7 of the U.S. Bankruptcy Code and ceased operations at such time. Dr. Gemayel also serves as the Chairman of the Board of Directors of Vascular Magnetics, Inc. and of Syndexa Pharmaceuticals Corp, both privately held bio-pharmaceutical companies.

Qualifications

        Dr. Gemayel has over 20 years of experience in management and leadership roles at publicly-traded pharmaceutical companies and his expertise as a pharmacologist. Most recently, Dr. Gemayel served as Executive Chairman of FoldRx Pharmaceuticals. This experience enables him to provide valuable insight into the commercialization of our products. For these reasons, Dr. Gemayel is a tremendous asset to our Board as we hope to advance to commercialization.

Pedro Granadillo, B.S.
Director since 2010
Age 64

Biography

        Mr. Granadillo has served as a director since November 2010. Mr. Granadillo, who is now retired, has more than 30 years of pharmaceutical industry experience. At Eli Lilly and Company, he served as senior vice president of human resources, manufacturing and quality. As the company's top executive for human resources, manufacturing and quality, Mr. Granadillo was a member of the executive committee and responsible for managing an extensive network of pharmaceutical manufacturing facilities and for policies affecting the company's global workforce of more than 43,000 employees. Mr. Granadillo received a B.S. in industrial engineering from Purdue University. He currently serves as a director of Dendreon Corporation, Haemonetics Corporation, and Nile Therapeutics and previously served as a director of Noven Pharmaceuticals and First Indiana Bank.

Qualifications

        Mr. Granadillo's extensive experience with public pharmaceutical companies in both senior management and Board positions are valuable assets contributing to his qualifications to serve as a member of our Board. Mr. Granadillo's lengthy management experience covers a wide variety of areas, including the manufacturing of products, executive compensation practices, organizational capability, portfolio management and succession plans.

James G. Groninger, M.B.A.
Director since 1988
Age 68

Biography

        Mr. Groninger has served as a director since 1988. In February 2011, Mr. Groninger became CEO of TIPeR Technologies, Inc., a private biotechnology company licensing technology from the University of Pennsylvania to commercialize a technology using RNA to change cellular phenotypes. In February 2002, Mr. Groninger was appointed chief executive officer of LBS Technologies, Inc., a private biotechnology company focusing on RNA amplification and cellular therapy. Mr. Groninger founded in January 1995 and is president of The Bay South Company, a Richmond, Virginia-based provider of financial advisory and investment banking services. From 1988 through 1994, he served as a managing director, investment banking division, of PaineWebber Incorporated. Mr. Groninger serves as a director of Cygne Designs, Inc., a publicly held company, Layton BioScience, Inc., LBS Technologies, Inc., Expression Pathology, Inc., LaserGen, Inc., and Fluorinov Pharmaceuticals, private biotechnology companies. Mr. Groninger received a B.S. from Yale University and an M.B.A. degree from Harvard Business School, and has been certified with CPA and CFA designations.

Qualifications

        Mr. Groninger's background includes service as CEO of a biotechnology company and membership on multiple boards of life sciences companies, which collectively give him a valuable understanding of industry challenges and trends. In addition, his experience in the financial services industry makes him a unique resource for the Board in connection with our financing efforts.

Francois Nader, M.D., M.B.A.
Director Since 2008
Age 55

Biography

        Dr. Nader has been President and Chief Executive Officer of NPS since March 2008. Dr. Nader joined NPS in June 2006 and served as Executive Vice President and Chief Operating Officer until March 2008. Before joining NPS, Dr. Nader was a venture partner at Care Capital, LLC, where he served as Chief Medical Officer of its Clinical Development Capital unit from July 2005 to June 2006. From 2000 to 2004, he served as Senior Vice President, Integrated Healthcare Markets and Senior Vice President, North America Medical and Regulatory Affairs with Aventis Pharmaceuticals. He also held similar positions at Hoechst Marion Roussel and served as Head of Global Commercial Operations at the Pasteur Vaccines division of Rhone-Poulenc. Dr. Nader is a trustee and treasurer of BioNJ, a trade association representing the biotechnology industry in New Jersey, and a trustee of the Healthcare Institute of New Jersey (HINJ), a trade association for the research-based pharmaceutical and medical technology industry in New Jersey. Dr. Nader received a French State Doctorate in Medicine from St. Joseph University (Lebanon) and a Physician Executive M.B.A. from the University of Tennessee.

Qualifications

        In addition to benefiting from Dr. Nader's extensive experience in the life sciences industry and his background in research and development, the Board values his contributions as the only management representative on our Board. Dr. Nader provides management's perspective during Board discussions about the business and strategic direction of the Company and insight into all other aspects of the day-to-day operations of the Company.

Rachel R. Selisker, CPA
Director since 2005
Age 56

Biography

        Ms. Selisker has served as a director since January 2005. Ms. Selisker is president of Seamark Advisors LLC and has provided financial consulting services in the healthcare sector since June 2007. She served from March 2006 to June 2007 as chief financial officer of AAIPharma Inc., a privately held contract research organization. From January 2001 to March 2006 she served as a managing director in the Raleigh, North Carolina office of Thompson Clive & Partners Inc., a venture capital firm based in London, where she focused on the life sciences sector. She served from July 1987 to February 2000 as the chief financial officer, and from February 2000 to January 2001 as senior vice president, global shared services, of Quintiles Transnational Corp., a publicly held global contract research organization. Ms. Selisker also served as director of Quintiles Transnational Corp. from November 1995 to February 2000. Ms. Selisker was a supervisor and staff accountant with the national accounting firm of Oppenheim, Appel, Dixon & Co. in Raleigh, North Carolina, from 1981 to 1987. She is a certified public accountant with extensive public accounting experience from 1976, when she graduated with her accounting degree from Wake Technical College in Raleigh, North Carolina until 1987, when she joined Quintiles. She also served as a director of Labopharm, Inc., from November 2008 to October 2011.

Qualifications

        In addition to experience in the life sciences industry, Ms. Selisker has extensive public company accounting experience, which includes service as chief financial officer of a public company for over twelve years. Ms. Selisker's accounting background and experience allow her to provide the Board with unique insight into public company accounting issues and challenges, and also qualify her to serve as the Board's Audit Committee financial expert, as defined in applicable SEC rules.

Peter G. Tombros, M.S., M.B.A.
Director since 1998
Age 69

Biography

        Mr. Tombros has served as a director since 1998, and in January 2008 was appointed chair of the Board. Since 2005, Mr. Tombros has served as professor and executive in residence in the Eberly College of Science BS/MBA Program at Pennsylvania State University. From 2001 to 2005, he was chair of the board and chief executive officer of VivoQuest, a private biopharmaceutical company. From 1994 until June of 2001, Mr. Tombros served as president, chief executive officer and director of Enzon Pharmaceuticals, a publicly held biopharmaceutical company. Prior to joining Enzon, Mr. Tombros spent 25 years with Pfizer Inc., a global healthcare company. At Pfizer, Mr. Tombros served in a variety of senior management positions, including vice president of marketing, senior vice president and general manager of the Roerig Pharmaceuticals Division, executive vice president of Pfizer Pharmaceuticals Division, director of Pfizer Pharmaceuticals Division, vice president of corporate strategic planning, and vice president, corporate officer, Pfizer Inc. Mr. Tombros also serves on the board of directors of Cambrex Corporation, a publicly held life sciences company focused on small molecule therapeutics. Mr. Tombros received B.S. and M.S. degrees from Pennsylvania State University and an M.B.A. degree from the University of Pennsylvania Wharton Graduate School of Business.

Qualifications

        Mr. Tombros has extensive experience in the pharmaceutical industry in both senior management and Board positions, with companies that include big pharma, biotechnology, specialty pharma, generic pharma and clinical research organizations. He has served as non-executive chair for three public companies, and as a director on five other public company boards. By virtue of Mr. Tombros' extensive experience and leadership roles, he is able to provide the Board with valued guidance on navigating the financial and strategic challenges that are inherent to the industry.

Responsibilities of the Board

        Our Board of Directors is responsible for monitoring our overall performance. Among other things, the Board, directly and through its committees:

  (i)
  establishes corporate policies;

  (ii)
  oversees compliance and ethics;

  (iii)
  reviews the performance of the Chief Executive Officer and other executives;

  (iv)
  establishes our executive compensation policies and objectives;

  (v)
  reviews and approves total compensation paid to our named executive officers;

  (vi)
  reviews and approves certain transactions; and

  (vii)
  reviews our long-term strategic plans.

        Members of the Board keep informed about our business by participating in Board and committee meetings, by reviewing analyses and reports and through discussions with the Chief Executive Officer, or CEO, and other officers.

        The Board has adopted Corporate Governance Guidelines that govern its operation and that of its committees. From time to time, our Board may revise the Corporate Governance Guidelines in response to changing regulatory requirements and evolving best practices. The Corporate Governance Guidelines may be viewed in the corporate governance section of our website at www.npsp.com.

        The Board meets throughout the year on a set schedule and also holds special meetings and acts by written consent from time to time as appropriate. Directors are responsible for attending Board meetings and meetings of the committees on which they serve, and for devoting the time needed and meeting as frequently as necessary to discharge their responsibilities properly. During the fiscal year ended December 31, 2011, the Board of Directors held seven meetings. At certain meetings for limited periods of time and for limited considerations, the Board met in executive sessions during which only the independent directors were present. Each Board member standing for re-election attended 75% or more of the aggregate of the meetings held by the Board and by the respective committees on which such Board member served during the period for which he or she was a director or a member of such committee. Directors are invited to attend the Annual Meeting of Stockholders. All of our Board members (other than Dr. Gemayel, who was appointed to the Board in February 2012) were present in person at the Annual Meeting of Stockholders held in 2011.

Independence of the Board

        Our Board of Directors, with the assistance of the Nominating and Corporate Governance Committee, determines the independence of each Board member and committee member on a regular basis. The Board primarily utilizes NASDAQ's categorical independence standards for determining whether members of the Board and the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent. The Board has also adopted Corporate Governance Guidelines which are, among other things, intended to ensure that the Board and its committees are composed of independent directors. The Corporate Governance Guidelines provide that "an independent director is one who has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director." The Board and the Nominating and Corporate Governance Committee also regularly consult with our legal counsel to ensure that the Board's independence determinations are consistent with the foregoing criteria. This consultation includes an analysis of each director's response to a questionnaire inquiring about, among other things, his or her relationship, and those of his or her immediate family members, with the Company, our senior management, our independent registered public accounting firm and other companies with whom we do business.

        Consistent with these considerations, after a review of any relevant transactions and relationships involving our directors, of which there were none in 2011, our Board has affirmatively determined that each current member of our Board of Directors is independent under the foregoing criteria, except for Dr. Nader, our President and Chief Executive Officer. In addition, our Board has affirmatively determined that each of the current members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is independent under the foregoing criteria.

Board Leadership Structure

        Our Board currently consists of nine directors, each of whom, other than Dr. Nader, is independent under NASDAQ's categorical independence standards and our Corporate Governance Guidelines. Dr. Nader has served as our CEO since March 2008 and as a member of our Board since January 2008. The chair of the Board is appointed from among the independent directors and is currently Mr. Tombros. The chair approves Board meeting agendas and schedules and generally approves information sent to the Board. In addition, the chair has the authority to call meetings of the independent directors and to retain advisors to the independent directors.

        The Board has determined that separating the positions of CEO and chair of the Board, and having an independent director serve as chair of the Board, is in the best interest of stockholders at this time in recognition of the differences between the two roles. Under this structure, the CEO is responsible for setting the strategic direction for the Company and for providing the day-to-day leadership over the Company's operations, while the chair of the Board provides guidance to the CEO, sets the agenda for Board meetings and presides over meetings of the full Board. This structure ensures a greater role for the independent directors in the oversight of the Company and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board. To assure effective independent oversight, the Board has adopted a number of governance practices, including a strong, independent, clearly-defined role for the chair of the Board. In addition, our independent directors meet in executive sessions after every scheduled quarterly board meeting.

The Board's Role in Risk Oversight

        It is management's responsibility to manage risk and bring to the Board's attention the most material risks to the Company. The Board has oversight responsibility over the processes established to report and monitor systems for material risks applicable to the Company. During 2010, at the direction of the Board, management completed a comprehensive review of risks facing the Company with the help of an outside consultant. Since then, management reviews and updates the list of identified risks every quarter. The Board reviews management's progress against the identified risks at each scheduled quarterly Board meeting. The Audit Committee also regularly reviews treasury risks (insurance, credit, and debt), financial and accounting, legal and compliance risks, information technology security risks and other risk management functions. In addition, the Nominating and Corporate Governance Committee considers risks related to succession planning. The Compensation Committee reviews risks relating to executive compensation policies and practices, including with respect to incentive compensation, as well as compensation and benefits plans affecting our other employees. The Compensation Committee also considers risks related to executive recruitment, assessment, development, retention and succession policies and programs. The full Board considers strategic risks and opportunities and regularly receives reports from the committees that include risk oversight in their areas of responsibility.

  Compensation-Related Risks

        The Company reviewed compensation-related risks with its compensation consultant. The review focused on the primary components of compensation, which are base salary, short-term incentive compensation and long-term incentive compensation. As described below, the Board believes that the Company has a well-balanced and diverse compensation structure in which risk has been mitigated through the use of benchmarking and by linking an appropriate portion of compensation to the Company's long-term performance.

  •
  Base salary compensation is reviewed by the Compensation Committee and approved by the Board for each executive based on individual performance during the prior year, as well as the base salary compensation paid to similarly situated officers in peer group companies and the recommendation of its compensation consultant. Because base salaries are periodically benchmarked to ensure consistency with industry practices, the impact of individual performance on base salary levels is limited. As a result, the Company believes that its policies and practices relating to base salary reduce the likelihood of excessive risk taking.

  •
  Short-term incentive compensation, or STI, is reviewed by the Compensation Committee and approved by the Board for each executive based on the extent to which the Company's corporate goals and the executive's individual performance goals have been achieved for the prior year. For each executive, 75% of STI compensation is tied to achievement of the corporate goals, and the remaining 25% is tied to achievement of the individual goals. Notably, the corporate goals are not tied to short-term improvements in earnings or stock value. Rather, the specific corporate goals established by the Board were selected because the Board believed them to be the key metrics used by management to achieve long-term business objectives and ensure the Company's future success. As a result, the Company believes that the corporate goal component of STI compensation has a focus on the Company's long-term success. In addition, individual goals for the executives are often directly and indirectly linked to the corporate goals. Because STI compensation is tied to achievement of corporate goals and individual goals that are linked to the long-term success of the Company, the Company does not believe that it encourages excessive risk-taking.

  •
  Long-term incentive compensation, or LTI, is granted to executives based on a philosophy that equity grants with service- or performance-based vesting requirements tie a portion of the executives' compensation to the Company's long-term performance and thereby align the interests of executives with the interests of the Company's stockholders. The Company provides LTI awards primarily through the issuance of stock options, including stock options subject to performance requirements. Executives realize value on their options only if the price of the Company's common stock increases (which benefits all stockholders) and only if the executives remain employed by the Company beyond the date that their options vest. In addition, the performance conditions established by the Board for performance-based stock options are also linked to the key metrics used by management to achieve long-term business objectives and the Company's future success. The Compensation Committee and the Board have also utilized grants of restricted stock and restricted stock units for the purpose of recruiting, retaining and rewarding executive officers. Grants of restricted stock and restricted stock units encourage executive ownership of Company shares and align the incentives of our executives with the interests of the Company's stockholders. Overall, the Company believes that its approach of tying a meaningful portion of executive compensation to the long-term value of the Company's equity discourages inappropriate risk-taking and is a valuable tool in managing and mitigating any risks associated with its compensation policies and practices.

        In addition to the review of the individual components of the Company's compensation program, the Compensation Committee also recently approved stock ownership guidelines for the named executive officers. In February 2011, the Compensation Committee approved equity ownership guidelines of three times base salary for the CEO and one times base salary for the other executive officers, with a five-year period to reach compliance. The Compensation Committee believes that equity ownership guidelines will more closely align the interests of the executive officers with the stockholders and further mitigate risk relating to our compensation program.

        Based on its determination that the individual components of the Company's compensation program do not individually or in the aggregate encourage excessive or inappropriate risk-taking, and based on the recently instituted ownership guidelines, the Company has concluded that the risks associated with its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Board Diversity

        While the Nominating and Corporate Governance Committee has not adopted a formal diversity policy with regard to the selection of director nominees, diversity is one of the factors that the committee considers in identifying director nominees. As part of this process, the committee evaluates how a particular candidate would strengthen and increase the diversity of the Board in terms of how that candidate may contribute to the Board's overall balance of perspectives, backgrounds, knowledge, experience, skill sets and expertise in substantive matters pertaining to the Company's business.

 Committees of the Board

        The Board has elected to use Board committees in furtherance of the discharge of its duties and for the conduct of its work. All major decisions of such committees are reviewed and, where appropriate, ratified by the Board. In furtherance of its decision to employ committees and consistent with applicable laws, regulations and stock exchange listing requirements, currently, the Board has established three separately designated, standing committees: Audit, Compensation, and Nominating and Corporate Governance. Information regarding each committee is provided below.

  Audit Committee

        The Board has a separately-designated standing Audit Committee, the functions of which include:

  (i)
  overseeing our accounting and financial reporting processes and audits of our financial statements;

  (ii)
  reviewing evaluations of our system of internal controls;

  (iii)
  engaging and monitoring the independence and performance of our independent registered public accounting firm;

  (iv)
  providing a forum for communication among the independent registered public accounting firm, management, and the Board; and

  (v)
  providing such additional information and materials the Audit Committee may deem necessary to make the Board aware of significant financial matters that require the Board's attention.

        The Audit Committee also prepares and submits the Audit Committee Report set out on page 25 of this Proxy Statement. The Audit Committee is presently composed of five directors, Ms. Selisker, Dr. Broom, Mr. Granadillo, Mr. Groninger and Mr. Tombros. Ms. Selisker serves as the chair of the Audit Committee.

        Our Board has determined that each member of the Audit Committee is independent under the independence criteria described above and meets the financial experience requirements under both the rules of the SEC and the listing standards of the NASDAQ Global Select Market. Our Board has also determined that Ms. Selisker qualifies as an "audit committee financial expert" as defined in applicable SEC rules. The Board has adopted a written charter for the Audit Committee, which is available on the corporate governance section of our web site at www.npsp.com. The Audit Committee met eight times during the fiscal year ended December 31, 2011.

  Compensation Committee

        The Board has delegated to the Compensation Committee the responsibility for implementing, reviewing and continually monitoring adherence with our compensation policies and objectives. The Compensation Committee is responsible for establishing, approving and recommending to the Board for final approval each of our compensation programs. The Compensation Committee's functions include:

  (i)
  establishing, reviewing, and overseeing base salaries, incentive compensation, equity compensation, retention compensation and other forms of compensation paid to our executive officers and members of our Board of Directors;

  (ii)
  administering our incentive compensation and equity plans; and

  (iii)
  performing such other functions regarding compensation as the Board may delegate.

        The Compensation Committee reviews and discusses with management the Compensation Discussion and Analysis beginning on page 26 of this Proxy Statement and prepares and submits to the Board the Compensation Committee Report set out on page 42 of this Proxy Statement.

        In making its determinations, the Compensation Committee has the authority to act independently of management and to hire its own consultants. The Compensation Committee currently engages Pearl Meyer and Partners, or Pearl Meyer, as an outside advisor to the committee. Pearl Meyer replaced Radford Consulting, or Radford, an Aon Hewitt consulting company, in this role in late 2011. The mandate of each consultant was to assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, retention programs, executive compensation design issues, market trends, and technical considerations. The compensation consultants advised the Compensation Committee in determining base salaries for executive officers, establishing the range of potential awards for executive officers under our short-term incentive program and determining individual equity grant levels for executive officers. The compensation consultants also advised the Compensation Committee on non-employee director compensation.

        In addition, our CEO and Executive Director of Human Resources worked with the compensation consultants to develop total compensation recommendations for our executive officers other than our CEO. The recommendations were submitted to the Compensation Committee for its review. The Compensation Committee worked directly with the compensation consultants to develop a recommendation for CEO compensation. While the compensation consultant and our CEO, our Executive Director of Human Resources, our General Counsel and our Chief Financial Officer offer ideas, opinions, and proposals to the Compensation Committee, the final decision with respect to any course of action rests solely with the Compensation Committee. The Compensation Committee has delegated to our CEO the limited authority to make option grants to new employees and other eligible persons who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. Any such grants are required to fall within the grant guidelines established by the Compensation Committee.

        The Compensation Committee is currently composed of five directors, Dr. Kuhla, Mr. Bonney, Dr. Broom, Mr. Granadillo and Mr. Groninger. Mr. Granadillo serves as the chair of the Compensation Committee.

        Our Board has determined that each member of the Compensation Committee is independent under the independence criteria described above. In addition, our Board of Directors has determined that all members of the Compensation Committee are outside directors as defined by Rule 162(m) of the Internal Revenue Code of 1986, as amended, and are non-employee directors as defined by Rule 16b-3 promulgated by the SEC under the Exchange Act. The Board has adopted a written charter for the Compensation Committee which is available in the corporate governance section of our web site at www.npsp.com. The Compensation Committee met six times during the fiscal year ended December 31, 2011.

  Compensation Committee Interlocks and Insider Participation

        Dr. Kuhla, Mr. Bonney, Dr. Broom and Mr. Groninger have served as members of the Compensation Committee from July 15, 2010 through the date of this Proxy Statement. Mr. Granadillo joined the Compensation Committee on January 28, 2011. No member of the Compensation Committee during 2011 was or has been an officer or employee of NPS. None of our directors has interlocking or other relationships with other boards, compensation committees or our executive officers that require disclosure under Item 407(e)(4)(iii) of Regulation S-K.

  Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee's functions include:

  (i)
  evaluating director performance on at least an annual basis;

  (ii)
  providing advice, information and materials relating to the nomination of directors;

  (iii)
  interviewing, nominating, and recommending individuals for membership on the Board and its committees;

  (iv)
  developing and overseeing the Board's corporate governance principles and a code of conduct applicable to members of the Board, officers and employees of NPS;

  (v)
  developing and recommending to the Board a succession plan for management; and

  (vi)
  assessing and monitoring the independence of the Board.

        The committee considers, on at least an annual basis, the mix of skills and experience that the then-current directors bring to the Board to assess whether the Board has the necessary membership and resources to perform its oversight function effectively. The qualifications of any non-incumbent director candidates brought to the attention of the committee by directors, management, stockholders or third parties will be evaluated from time to time in light of the committee's determination of the Board's needs, and under the same criteria as set forth below.

        The committee will consider nominees for director nominated by stockholders upon submission in writing to our Corporate Secretary of the names of such nominees, together with their qualifications for service as a director of NPS. The Nominating and Corporate Governance Committee does not have different standards for evaluating nominees based on whether they have been suggested by our stockholders or by our directors. Stockholder recommendations for our 2013 annual general meeting should be made no later than December 7, 2012 to ensure adequate time for meaningful consideration by the Nominating and Corporate Governance Committee. To date, the committee has not received a director nominee from a stockholder or stockholders holding more than five percent of our common stock.

        In addition, stockholders of the Company may propose nominees for director at our annual or special meetings of stockholders by following the procedures for submission of proposals at annual or special meetings of stockholders set forth in the Company's bylaws. Such procedures require that notice by any stockholder be delivered to our Corporate Secretary not less than 60 nor more than 90 days prior to the first anniversary of the date of the previous years' annual meeting, which notice must set forth as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a director: (A) the name, age, business address and residence address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of the Company which are beneficially owned by such person, (D) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nominations are to be made by the stockholder, and (E) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, (including without limitation such person's written consent to being named in the proxy statement, if any, as a nominee and to serving as a director if elected) as well as certain information relating to the stockholder making the nomination. If the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice must be given not more than ten days after such meeting date is first announced or disclosed.

        In evaluating the suitability of candidates for Board membership, the committee takes into account many factors, including whether the potential nominee meets requirements for independence; the individual's personal qualities and characteristics, accomplishments and reputation in the business community; the potential candidate's current knowledge and contacts in the communities in which we do business and in our industry or other industries relevant to our business; the individual's ability and willingness to commit adequate time to Board and committee matters; the fit of the individual's skills and personality with those of other directors and potential directors in building a Board that is effective and responsive; and the need for the Board to have a diversity of viewpoints, background, experience and other factors. The committee has not established any specific minimum qualification standards for nominees to the Board.

        The Nominating and Corporate Governance Committee is currently composed of four directors, Mr. Bonney, Dr. Kuhla, Ms. Selisker and Mr. Tombros. Mr. Bonney serves as the chair of the Nominating and Corporate Governance Committee.

        Our Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the independence criteria described above. The Board has adopted a written charter for the Nominating and Corporate Governance Committee, which is available on the corporate governance section of our website at www.npsp.com. The Nominating and Corporate Governance Committee met four times during the fiscal year ended December 31, 2011.

Code of Ethics

        We have adopted a corporate Code of Business Conduct and Ethics that applies to all of our directors, officers (including our chief executive officer and chief financial and accounting officer), employees and agents. We require that all of our directors, officers, employees and agents certify on an annual basis that they are in compliance with the code. A copy of the Code of Business Conduct and Ethics is available on the corporate governance section of our website at www.npsp.com. We intend to disclose on our website, in accordance with all applicable laws and regulations, any amendments to, or waivers from, our Code of Business Conduct and Ethics.

Non-employee Director Stock Ownership Guidelines

        We have adopted stock ownership guidelines for non-employee directors of NPS to better align the interests of our non-employee directors with the interests of our stockholders. These guidelines were revised in November 2010. Under the revised stock ownership guidelines, each non-employee director on the Board as of November 16, 2010 is required to hold a minimum of 25,000 shares of common stock, restricted stock or deferred stock units of NPS, and each non-employee director that joins the Board after November 16, 2010 is required to hold a minimum of $125,000 worth of shares of common stock, restricted stock or deferred stock units of NPS, with the actual number of shares calculated as of the date such director joins the Board. Each non-employee director had three years from the effective date of the guidelines, March 28, 2005, or, if later, three years from the date they join the Board to acquire a sufficient number of shares or units so as to be in compliance with the guidelines. As of the date of this Proxy Statement, no non-employee director was in violation of the guidelines. A non-employee director is not permitted to transfer or assign the applicable shares, except as permitted in the guidelines, until such director is in compliance with the guidelines. If a non-employee director is found not to be in compliance with the guidelines after three years of service to the Board, then all Board compensation will be paid in shares until such time as the director is in compliance with the stock ownership guidelines. We also encourage directors to accumulate additional stock ownership in the Company by providing directors with the option of receiving non-employee director compensation in deferred stock units.

 Executive Officer Stock Ownership Guidelines

        We have adopted stock ownership guidelines for the named executive officers of NPS to better align the interests of our executive officers with the interests of our stockholders. Under the stock ownership guidelines, the CEO is required to hold equity of at least three times his or her base salary and each named executive officer other than the CEO is required to hold equity of at least one times his or her base salary worth of shares of common stock, restricted stock units, deferred stock units, stock options or stock appreciation rights that may only be settled in shares of NPS common stock. Each named executive officer has five years from the effective date of the guidelines, which was February 7, 2011, to acquire a sufficient number of shares or units so as to be in compliance with the guidelines. Any named executive officer who joins the Company after February 7, 2011, however, will have five years from the date he or she joined the Company to comply with the guidelines.

Communications from Stockholders

        Written communications to the Board may be submitted by electronic mail at BoD@npsp.com, by accessing our web site at www.npsp.com and clicking on the "Contact Us" link at the top of the page, or by writing to the General Counsel at 550 Hills Drive, 3rd Floor, Bedminster, NJ 07921. Under procedures approved by a majority of the independent directors, the General Counsel will review such communications and will forward them to the Board if they relate to important substantive matters and include suggestions or comments considered to be important for the directors to know. In general, the General Counsel will forward communications to the Board if they are relevant to our governance, ethics and policies. At each Board meeting, the General Counsel presents a summary of all communications received since the last meeting that were not forwarded to the Board, if any, and makes those communications available to the directors upon request.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

        We are providing stockholders an advisory vote on executive compensation. This vote is now required under Section 14A of the Exchange Act.

        Our Compensation Committee has described our compensation philosophy in the "Compensation Discussion and Analysis" section of this Proxy Statement. Stockholders are urged to read the Compensation Discussion and Analysis, which appears on pages 26 through 41. The Compensation Discussion and Analysis section discusses how our compensation policies and procedures implement our compensation philosophy and describes the compensation of our chief executive officer, our chief financial officer and the other three most highly compensated executive officers of NPS in 2011, whom we refer to as our named executive officers. The Compensation Committee and the Board of Directors believe the policies and procedures articulated in the Compensation Discussion and Analysis section are effective in implementing our compensation philosophy and that the compensation of our named executive officers in 2011 reflects and supports these compensation policies and procedures.

        Stockholders are being asked to vote on the following resolution:

    RESOLVED, the stockholders of NPS Pharmaceuticals, Inc. approve, on an advisory basis, the compensation of the Company's named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and related disclosures contained in the section of the Proxy Statement for the 2012 Annual Meeting of Stockholders captioned "Executive Compensation".

        This advisory vote on executive compensation, commonly referred to as a 'say-on-pay' advisory vote, is not binding on our Board of Directors. However, the Board and Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ADOPTION OF THE RESOLUTION
APPROVING (ON AN ADVISORY BASIS) THE COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS

 PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        The Audit Committee of our Board of Directors has appointed KPMG LLP, or KPMG, as our independent registered public accounting firm for the fiscal year ending December 31, 2012. Stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise; however, as a matter of good corporate governance, we are asking our stockholders to ratify such appointment. If our stockholders disapprove of this proposal, our Audit Committee intends to reconsider the selection of KPMG as our independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a new independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and our stockholders. KPMG has audited our financial statements since our inception in 1986.

        KPMG has advised us that neither it nor any of its members has any direct or material indirect financial interest in the Company. Representatives of KPMG are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE
APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING
FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012.

 Principal Accountant Fees and Services

        The following table sets forth the fees paid or payable to KPMG LLP relating to the audit of the 2011 consolidated financial statements and fees for other professional services billed in 2011 with comparative amounts for 2010:

	Fiscal Year Ended December 31, 2011	Fiscal Year Ended December 31, 2010
Audit fees	$778,000	$898,000
Audit-related fees	$—	$—
Tax fees	$59,000	$84,000
All other fees	$—	$—

Total	$837,000	$982,000

        Audit fees consist of KPMG's fees for services related to their audits of our annual financial statements and internal control over financial reporting, their review of financial statements included in our quarterly reports on SEC Form 10-Q, their review of SEC filed registration statements and fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as the issuance of consents, and comfort letters.

        Audit-related fees consist of fees for assurance related services by KPMG that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not considered "audit fees." There were no audit-related fees in 2011 or 2010.

        Tax fees consist of fees rendered for services on tax compliance matters, including tax return preparation, claims for refund and assistance with tax audits of previously filed tax returns, tax consulting and advisory services consisted primarily of tax advice rendered by KPMG in connection with the notes that were secured by the Sensipar royalty stream for 2011.

        All other fees consist of fees for professional services rendered by our independent registered public accounting firm for permissible non-audit services, if any. We did not incur any fees under this category in 2011 or 2010.

        All audit, audit-related, tax, and any other services performed for us by our independent registered public accounting firm are subject to pre-approval by the Audit Committee of our Board of Directors and were pre-approved by the Audit Committee prior to such services being rendered. The Audit Committee determined that the services provided by and fees paid to KPMG were compatible with maintaining the independent registered public accounting firm's independence. The Audit Committee is sensitive to the concern that some non-audit services and related fees could impair independence and the Audit Committee believes it important that independence be maintained. However, the Audit Committee also recognizes that in some areas, services that are identified by the relevant regulations as "tax fees" or "other fees" are sufficiently related to the audit work performed by KPMG that it would be highly inefficient and unnecessarily expensive to use a separate firm to perform those non-audit services. The Audit Committee intends to evaluate each such circumstance on its own merits, and to approve the performance of non-audit services where it believes efficiency can be obtained without compromising independence.

 AUDIT COMMITTEE REPORT(1)

        The Audit Committee of the Board of Directors oversees our accounting and financial reporting processes and system of internal controls on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee also is responsible for engaging and monitoring the independence and performance of our independent registered public accounting firm. The Audit Committee operates under a written charter, a copy of which is available on the corporate governance section of our website at www.npsp.com. The current members of the Audit Committee are Ms. Selisker, Dr. Broom, Mr. Granadillo, Mr. Groninger and Mr. Tombros, each of whom is an independent director.

        Our management supervises our system of internal controls and the financial reporting process. Our independent registered public accounting firm performs an independent audit of our consolidated financial statements in accordance with generally accepted accounting standards and expresses opinions on these consolidated financial statements. In addition, our independent registered public accounting firm expresses its own opinion on the effectiveness of our internal control over financial reporting. The Audit Committee monitors these processes.

        The Audit Committee has reviewed and discussed with management and KPMG the Company's audited consolidated financial statements as of and for the year ended December 31, 2011, as well as management's assessment and KPMG's evaluation of the effectiveness of our internal control over financial reporting. Our management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with the U.S. generally accepted accounting principles.

        The Audit Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 114, The Auditor's Communication with Those Charged with Governance. The Audit Committee has received, reviewed, and discussed with KPMG the written disclosures and the letter from them required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG's communications with the Audit Committee concerning independence and has discussed with KPMG their independence. The Audit Committee has also considered whether the provision of non-audit services provided by KPMG is compatible with maintaining the independence of the auditors. The Audit Committee's policy is to approve all audit and permissible non-audit services provided by KPMG. All audit and permissible non-audit services performed by KPMG during fiscal year 2011 were pre-approved by the Audit Committee in accordance with established procedures.

        Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Submitted by the Audit Committee of the Board,
Rachel R. Selisker, Chair Colin Broom Pedro Granadillo James G. Groninger Peter G. Tombros

(1)
This Report of the Audit Committee does not constitute soliciting material and shall not be deemed to be "filed" with the Securities and Exchange Commission or deemed to be incorporated by reference in previous or future documents filed by NPS with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate this Report by reference into any such document.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        This Compensation Discussion and Analysis discusses the material elements of our compensation programs and policies, including the objectives of our compensation programs and the reasons why we pay each element of compensation to our named executive officers. Following this discussion, you will find a series of tables containing more specific details of the 2011 fiscal year compensation earned by, or awarded to our named executive officers. Our named executive officers for fiscal year 2011 include the following individuals:

Name	Position
Francois Nader	President, CEO
Luke Beshar(1)	Executive VP, CFO
Roger Garceau	Senior VP, R&D and CMO
Eric Pauwels(2)	Senior VP, CCO
Joseph Rogus	VP, Technical Operations & Supply Chain Management

(1)
Mr. Beshar was promoted to Executive Vice President effective January 1, 2012. He was a Senior Vice President during 2011.

(2)
Mr. Pauwels joined the Company in September 2011.

Executive Summary

        The following provides a brief overview of certain highlights from the more detailed disclosure set forth in this Compensation Discussion and Analysis:

  •
  Our compensation policy has two fundamental objectives: (1) to attract, retain and motivate highly talented and team-oriented executives and employees, and (2) to align our executives' and employees' interests with those of our stockholders by rewarding short-term and long-term performance.

  •
  While compensation levels may differ among our named executive officers based on competitive factors and the role, responsibilities and performance of each specific named executive officer, in order to encourage our named executive officers to compete collectively and manage collaboratively, there are no material differences in the compensation philosophies, objectives or policies for our named executive officers. The Compensation Committee considers all executives' relative pay when making practical decisions regarding hiring, promoting and retaining our executives but does not have a formal policy regarding internal pay equity.

  •
  We have traditionally provided our named executive officers with the following types of compensation: annual salary, short term incentive compensation (that is, annual bonus awards) and long-term incentive compensation (typically equity compensation). We also provide our named executive officers with post-termination benefits, including in connection with a change of control of the Company. It is our general practice not to provide perquisites or personal benefits to our named executive officers.

  •
  Our compensation programs are designed so that a significant portion of named executive officer compensation is variable, performance-based compensation. For 2011, approximately 70% of targeted compensation for our CEO and approximately 57% of targeted compensation for the other named executive officers was variable, performance-based compensation.

  •
  The Compensation Committee seeks to provide our named executive officers with total compensation targeted at the mid-range, or approximately the 50th percentile, of the total compensation paid for comparable positions within our peer group of companies. However, our compensation program is structured to provide total compensation above the market 50th percentile for superior or extraordinary performance.

  •
  The Compensation Committee considers individual and company performance in connection with determining base salary increases and in granting both short-term and long-term incentive awards. For 2011, corporate performance and individual performance metrics were based primarily on the following factors:

  •
  filing of the GATTEX NDA;

  •
  completion of pre-approval inspection (PAI) readiness for GATTEX;

  •
  completion of the last patient, last visit for the RELAY study for NATPARA;

  •
  finalization of GATTEX commercialization options;

  •
  management of cash;

  •
  raising adequate capital; and

  •
  securing a business development opportunity.

        In 2010, the Compensation Committee recommended a larger grant to our executive officers for the purpose of retaining and incentivizing them through the FDA approval of our primary drug candidates, GATTEX and NATPARA. The grant consisted of restricted stock units, time-based stock options and performance-based stock options vesting over periods of three to four years, with a large majority of the total number of shares granted as performance-based stock options. In 2011, to balance the larger awards made in 2010 and in line with its previous expectations, the Compensation Committee made a smaller, more traditional grant of time-based stock options for our executive officers. This grant was made at the 25th percentile compared with the peer group.

        In addition, in order to more closely align the interests of the executive officers with our stockholders, in February 2011 our Compensation Committee approved equity ownership guidelines for our named executive officers.

        In May 2011, we held a stockholder advisory vote on the compensation of our named executive officers, commonly referred to as a say-on-pay vote. Our stockholders overwhelmingly approved the compensation of our named executive officers, with approximately 99% of stockholder votes cast in favor of our 2011 say-on-pay resolution. As we evaluated our compensation practices and talent needs throughout 2011, we were mindful of the strong support our stockholders expressed for our pay for performance compensation philosophy. As a result, following our annual review of our executive compensation philosophy, the Compensation Committee decided to retain our general approach to executive compensation for 2011, with an emphasis on short- and long-term compensation that rewards our most senior executives when corporate goals are met. In addition, when determining how often to hold a stockholder advisory vote on executive compensation, the Board took into account the strong preference for an annual vote expressed by our stockholders at our 2011 Annual Meeting. Accordingly, the Board determined that we will hold an annual advisory stockholder vote on the compensation of our named executive officers until the next say-on-pay frequency vote.

Role of Board of Directors and Compensation Committee

        Our compensation policy is set by the Board of Directors, with the advice and recommendation of the Compensation Committee. The Board has delegated to the Compensation Committee the responsibility for implementing, reviewing and continually monitoring adherence with our compensation policy. The Compensation Committee is responsible for establishing, reviewing, approving and recommending to the Board for final approval each of our compensation programs. In addition, the

Compensation Committee is responsible for ensuring that total compensation paid to our executive officers, including the named executive officers, is consistent with our compensation policy and objectives.

Compensation Policy and Objectives

        Our compensation policy has two fundamental objectives: (1) to attract, retain and motivate highly talented and team-oriented executives and employees, and (2) to align our executives' and employees' interests with those of our stockholders by rewarding short-term and long-term performance. To accomplish our fundamental objectives, the Compensation Committee establishes, approves and recommends to the Board for final approval compensation programs based on certain compensation philosophies, including the following:

  •
  Compensation awarded should be fair, reasonable and competitive with the compensation paid by other companies that compete with us for executive talent.

  •
  Compensation programs must reward the achievement of individual and Company performance goals. Our programs should deliver higher compensation when individual and Company performance exceeds the performance goals. Likewise, where individual or Company performance falls short of expectations, our compensation programs should deliver lower compensation.

  •
  Compensation programs should include the appropriate mix of cash and equity components to reward both short-term and long-term performance, each of which is necessary for success in the biotechnology industry.

  •
  Compensation programs should also ensure executive and employee retention. In light of the volatility of our business and the pharmaceutical and biotechnology industry in general, our compensation programs should be structured so that even in periods of downturns in Company performance, successful, high-achieving executives and employees will remain motivated and committed to NPS.

  •
  Perquisites should be rare and limited to those that are essential to the executive's ability to effectively perform.

  •
  Compensation should take into account our core values of integrity, respect, excellence, personal responsibility, and teamwork.

        The Compensation Committee, in its sole discretion, retains the authority to decrease, individually or in the aggregate, payments to executive officers after taking into consideration a variety of economic, strategic or other factors it deems appropriate.

Compensation Consultant

        The Compensation Committee currently engages Pearl Meyer and Partners, or Pearl Meyer, as an outside advisor to the committee. Pearl Meyer replaced Radford Consulting, or Radford, an Aon Hewitt consulting company, in this role in late 2011. The mandate of each consultant was to assist the Compensation Committee in its review of executive and director compensation practices, including the competitiveness of pay levels, retention programs, executive compensation design issues, market trends, and technical considerations. The Compensation Committee regularly evaluated each consultant's performance and has the final authority to engage and terminate a compensation consultant.

        During 2011, Radford and Pearl Meyer advised the Compensation Committee in (i) determining base salaries for executive officers, (ii) establishing the range of potential awards for executive officers under our short-term incentive program and (iii) determining individual equity grant levels for executive officers. Radford and Pearl Meyer also advised the Compensation Committee on non-employee director compensation, which is discussed in more detail later in this Proxy Statement under the caption "2011 Director Compensation."

        The Compensation Committee recognizes that it is important to receive objective advice from its outside compensation consultant. Although Radford has historically provided, and continues to provide, services or information to management in order to structure compensation programs and guidelines for non-executive employees, the Compensation Committee believes that Radford provided the Compensation Committee with objective advice in its role as outside compensation consultant, which was not compromised by Radford's additional services to the Company. The aggregate fees paid for those other services in 2011 did not exceed $120,000. In late 2011, the Compensation Committee engaged Pearl Meyer to replace Radford as its outside compensation consultant. Prior to engaging Pearl Meyer, the Compensation Committee or the chair of the Compensation Committee pre-approved any services provided by Radford that were unrelated to executive and director compensation matters. Our Compensation Committee determined that the provision by Radford of these services unrelated to executive and director compensation matters in fiscal year 2011 were compatible with maintaining the objectivity of Radford in its role as compensation consultant to the Compensation Committee and that the consulting advice it received from Radford was not influenced by Radford's other relationships with the Company.

Role of Executives in Compensation Decisions

        Our CEO, Executive Director of Human Resources, General Counsel, and Chief Financial Officer generally attend Compensation Committee meetings. Compensation Committee meetings usually include an executive session which is conducted without the CEO, Chief Financial Officer and Executive Director of Human Resources being present. The Compensation Committee occasionally requests that the General Counsel remain present during executive sessions, though the General Counsel is also excused from executive sessions when appropriate. Our CEO and Executive Director of Human Resources work with the compensation consultant to develop total compensation recommendations for our executive officers other than the CEO. The recommendations are submitted to the Compensation Committee for review. The Compensation Committee works directly with the compensation consultant to develop a recommendation for CEO compensation. While the compensation consultant and the officers mentioned above offer ideas, opinions, and proposals to the Compensation Committee, the Compensation Committee functions and votes independently.

Setting Executive Compensation

        The Compensation Committee has established a number of practices to assist it in setting executive compensation in accordance with our compensation policy and objectives. Among the procedures are:

  •
  Engaging an Independent Compensation Consultant.  As discussed above, in 2011 the Compensation Committee retained Radford and Pearl Meyer to advise it on matters related to executive compensation and our compensation programs.

  •
  Market Review.  With the assistance of the compensation consultant and management, the Compensation Committee reviews on an annual basis each component of NPS executive compensation against compensation at a peer group of publicly-traded biotechnology and pharmaceutical companies. For years in which both the Company and individual performance goals are met, our overall compensation program is designed to provide our named executive officers with total compensation at the mid-range, or approximately the 50th percentile, of the total compensation paid for comparable positions within the surveyed companies. However, our compensation program is structured to provide total compensation above the market 50th percentile for superior or extraordinary performance and below the market 50th percentile for below target performance. All elements of compensation are compared to the entire group of surveyed companies based on available market information. The peer group used for the comparison, which is regularly reviewed, consists of companies that we believe have executive positions similar in breadth and scope to ours and businesses that compete with us for talent and stockholder investment. The peer group used by the Compensation Committee to make 2011 compensation decisions is represented in the following table.

Peer Group for 2011 Compensation Decisions
Affymax, Inc.	GTx Inc.	Osiris Therapeutics
Avanir Pharmaceuticals	Halozyme Therapeutics	Pain Therapeutics, Inc.
Biodel, Inc.	Immunomedics, Inc.	Pharmasset, Inc.
Cadence Pharmaceuticals	Intermune Pharmaceuticals	Pozen, Inc.
Durect Corporation	Momenta Pharmaceuticals	Savient Pharmaceuticals
Dyax Corp.	Neurocrine Biosciences	Vical Inc.
Geron Corporation	Optimer Pharmaceuticals, Inc.	Vivus, Inc.

        In November 2011, the Compensation Committee adopted a new peer group for 2012 compensation decisions to reflect NPS' current business, specifically focusing on the stage of clinical development of the peer group companies as the most important factor, followed by employee headcount and market capitalization. The following methodology was generally employed to evaluate and select comparator companies for this peer group:

  •
  we identified all publicly-traded U.S. headquartered companies in the biotechnology/pharmaceutical marketplace;

  •
  we refined the comparator pool to reflect companies exhibiting a financial profile that includes:

  •
  Size—Preference was given to companies within a reasonable range of NPS (~1/3 to ~3x) with respect to revenues, market capitalization and employee size; employee size adjusted to 50 to 300 employees to account for NPS' outsourcing model.

  •
  Business profile—We selected companies with a primary focus on late-stage development companies (generally Phase 3 and companies serving the unmet / orphan drug market). Consideration was also given to companies in early stages of commercialization (in development or one product marketed) to mature commercialization (established commercial organization) so that the resulting group has some commercial representation.

  •
  Business model—Because differences in business models can lead to different compensation practices, we also reviewed market capitalization to revenue, market capitalization to employee, research and development investment to employee and total assets to employee ratios. As product / service offerings best depict the business model for this industry, these factors served as secondary considerations and did not have as much weight in our decision.

  •
  we performed a qualitative evaluation of the refined comparator pool to identify each company's development stage, leading product focus and business strategy;

  •
  we examined the peer group used for 2011 compensation decisions, as disclosed in the table above, and retained ten of the twenty-one historical peer companies in our new peer group;

  •
  we selected seven additional companies with "best fit" similarities to us based on the criteria discussed above.

        Based on the foregoing, the following companies comprise the peer group used for 2012 Compensation decisions:

  Peer Group for 2012 Compensation Decisions

Acorda Therapeutics Inc.	Intermune Inc.*	Savient Pharmaceuticals Inc.*
Avanir Pharmaceuticals Inc.*	Ironwood Pharmaceuticals Inc.	Spectrum Pharmaceuticals Inc.
Cadence Pharmaceuticals Inc.*	Medivation Inc.	Vivus Inc.*
Enzon Pharmaceuticals Inc.	Momenta Pharmaceuticals Inc.*
Halozyme Therapeutics Inc.*	Neurocrine Biosciences Inc.*
Immunogen Inc.	Optimer Pharmaceuticals Inc.*
Incyte Corp.	Osiris Therapeutics Inc.*

*
Also included in 2011 peer group.
  •
  Peer Group and Survey Data.  The compensation committee utilized the above peer group to provide context for its compensation decision-making for 2012. After the peer group companies were selected, Pearl Meyer prepared and presented a report to the compensation committee summarizing the competitive data and comparisons of our named executive officers to the comparable company market data, based on executive officers at the peer group companies who have similar jobs as our named executive officers, utilizing publicly available data from the comparable companies and broad survey data (reflecting companies of similar size in the pharmaceutical and biotechnology industries). In addition, we used broad survey data in conjunction with peer group data in evaluating our named executive officer compensation practices. Data from survey sources and the peer companies are combined to develop a primary market composite which is based on an average of survey data and peer company data. The compensation committee does not rely upon data from any individual company participating in any of the surveys in making compensation decisions. Each element of our compensation is reviewed as part of this analysis and evaluation.

  •
  Total Compensation Review.  The Compensation Committee reviews each named executive officer's total compensation annually with the assistance of the CEO (except when the CEO's compensation is reviewed), the Executive Director of Human Resources and the compensation consultant. To facilitate this review, the Compensation Committee utilizes an executive assessment compiled by the compensation consultant. The executive assessment reviews each executive officer's total compensation and presents the dollar value of each component of the executive's total compensation, including cash compensation (which includes base salary and payments under our short-term incentive compensation program), outstanding equity awards (including stock options and restricted stock unit awards under our long-term incentive compensation program) and other compensation due upon termination of employment. The purpose of the executive assessment is to provide the Compensation Committee with a comprehensive view of all of the elements of compensation that could be paid to our named executive officers in various scenarios, as well as to provide information about wealth accumulation. The Compensation Committee then uses this information as part of its analysis of the appropriate compensation mix and level of total compensation to be paid to each named executive officer and to help it determine internal pay equity among all of our named executive officers.

  •
  Evaluating Individual Performance.  Individual performance is a key component of the compensation of all executives and employees at NPS. At the beginning of each year, each of our executive officers and employees establishes annual performance goals with advice and input from their immediate supervisor or, in the case of our CEO, the Board. At the end of the year, each executive and employee participates in a performance review to assess to what extent the executive or employee has achieved his or her performance goals and otherwise contributed to our results for the year. Our CEO, with the assistance of our Executive Director of Human Resources, conducts the annual performance review of each of our executive officers and the independent members of our Board conduct the annual performance review of our CEO. Typically, the Compensation Committee considers individual performance in connection with determining base salary increases and in granting both short-term and long-term incentive awards.

  •
  Evaluating Company Performance.  Company performance is also a key component of compensation at NPS. The Board, at the beginning of each year and based upon the recommendation of the Compensation Committee and management, adopts the Company performance goals for that year. Following each year end, the Board reviews our performance to assess the extent to which each Company performance goal has been achieved. Performance against each year's corporate goals impacts payouts under the annual bonus plan (short-term incentive plan) for that year.

2011 Executive Compensation Components

        For 2011, the principal elements of compensation for our named executive officers were:

  •
  base salary;

  •
  short-term incentive compensation; and

  •
  long-term incentive compensation.

        The level of compensation paid to our CEO and the other named executive officers reflects the Compensation Committee's assessment of the relative experience and level of responsibility of each such officer and their potential contribution to our performance and the accomplishment of our goals, and is supported by the Compensation Committee's benchmarking of the compensation paid to individuals holding similar positions with comparable companies. As a result of these factors, the total compensation paid to our named executive officers during 2011 varied.

Base Salary

        Base salary represents the fixed component of executive compensation. It is designed to deliver a limited portion of compensation at a guaranteed level to provide our named executive officers with some security for performing their executive responsibilities. Base salary ranges are determined for each named executive officer based on a number of factors, including the officer's position, specific responsibilities, level of experience, individual performance and Company performance, as well as market data from the peer group companies.

        The Compensation Committee receives the recommendation of the CEO and Executive Director of Human Resources for the base salary of each named executive officer, other than the CEO, as part of a general Company-wide salary assessment performed annually by management. The Compensation Committee develops a recommendation for the CEO's base salary with the assistance of the compensation consultant. The Compensation Committee recommends the base salary for each named executive officer to the Board for final approval.

  2011 Base Salary Determinations

        In February 2011, the Compensation Committee reviewed the base salary of our CEO, Dr. Francois Nader, in connection with setting the level of his overall compensation for 2011. As part of that review, the Compensation Committee considered Dr. Nader's individual performance during

2010, as well as the base salary compensation paid to similarly situated officers by the peer group companies and the recommendation of the Committee's compensation consultant at that time, Radford. The Compensation Committee recommended, and the Board approved, a 7% increase to Dr. Nader's base salary for 2011. This salary increase reflected a positive performance review for Dr. Nader, particularly for the positive results of the Gattex and Natpara studies and the filing of the Gattex NDA, and was intended to ensure that his base salary remained in the mid-range of base compensation paid to chief executive officers in the peer group.

        In February 2011, the Compensation Committee also reviewed the base salaries of Messrs. Beshar and Rogus and Dr. Garceau in connection with determining their overall compensation for 2011. In connection with this review, the Compensation Committee considered each executive's individual performance during 2010, as well as the recommendations of Radford and the levels of base salary paid to similarly situated officers within the peer group. The Compensation Committee determined that an increase in base salary was warranted for Messrs. Beshar and Rogus and Dr. Garceau, and accordingly, the Compensation Committee recommended, and the Board approved, a 4% increase in base salary for Mr. Beshar, a 1% increase for Mr. Rogus (following a 6% increase for a promotion in October 2010), and a 6% increase for Dr. Garceau. These salary increases reflected positive performance reviews for the three executive officers and were intended to ensure their base salaries remained in the mid-range for their positions in the peer group. The difference in base salary increases provided to Messrs. Beshar and Rogus and Dr. Garceau for 2011 was based on the Compensation Committee's evaluation of their relative performance against their 2010 individual goals which are discussed below under "Short-Term Incentive Compensation—2011 Individual Performance."

        In September 2011, Mr. Eric Pauwels was hired as a Senior Vice President and Chief Commercial Officer. Pursuant to his employment agreement, Mr. Pauwels received an annual base salary of $355,000, which fell within the mid-range of base salary compensation paid to similarly situated officers within the peer group. The Compensation Committee believed that this level of base salary was appropriate in light of Mr. Pauwels' level of experience and responsibilities. Under his employment agreement, Mr. Pauwels also received a $100,000 sign-on bonus, which must be repaid if he resigns or is terminated for cause within one year of his employment date. The Compensation Committee believed that the bonus was an appropriate measure to induce Mr. Pauwels to join the Company and to encourage retention.

        The Compensation Committee believes that the level of base salary established for each of its named executive officers in 2011 is consistent with the Company's objective of providing guaranteed compensation at a level that is comparable to that paid by other companies with which it competes for executive talent and furthered the Company's goal of providing a total compensation package that helps ensure the retention of its key employees.

Short-Term Incentive Compensation

  Overview of STI Program and Target Awards

        Our short-term incentive compensation program, or STI, is an annual cash incentive program that is intended to reward significant Company and individual executive performance over the course of the fiscal year. At the beginning of each year, the Board of Directors, with the recommendation of management, adopts the Company performance goals for the current year. Each goal typically contains a minimum, target, and maximum achievement level and a significance weighting relative to the other goals. Also, at the beginning of each year, each named executive officer establishes individual performance goals, which contain various achievement levels and significance weighting. The goals for our named executive officers (other than the CEO) are established in consultation with the CEO, and the goals for the CEO are tied to the Company's corporate goals, which are approved by the Board. The Compensation Committee determines the STI award received by each named executive officer for a particular year, if any, based upon the extent to which the Company performance goals and the executive's individual performance goals have been achieved.

        The amount of each named executive officer's STI target award is based on a specified percentage of the officer's base salary and is paid only on the portion of the salary that is actually earned. The actual percentage of base earnings varies by executive. The target awards are determined each year based on the Compensation Committee's review of the particular officer's total compensation and an evaluation of the total compensation paid to similarly situated officers within the peer group. For 2011, Dr. Nader's STI target award was 80% of base salary, Mr. Beshar's and Dr. Garceau's STI target award was 35% of base salary, Mr. Pauwels' STI target award was 40% of base salary, and Mr. Rogus' STI target award was 30% of base salary. The Compensation Committee concluded that the percentage of base salary used to determine the 2011 target STI award for each named executive officer was reasonable and consistent with the Company's goal of providing competitive compensation that is in the mid-range, or approximately 50th percentile, of the total compensation paid to similarly situated officers within the peer group.

        Earning the full amount of the STI target award is contingent upon Company and individual performance, as discussed in more detail below. Therefore, an executive will earn the STI target award upon achievement of 100% of the Company performance goals and 100% of his or her personal goals. The executive can also earn more or less than the targeted bonus depending upon whether and to what extent corporate and personal goals have been achieved.

        In addition, cash on hand must be within guidelines determined by the Board in order for any STI payout to take place.

  Company and Individual Performance Overview

        The maximum STI award earned by each named executive can represent up to 150% of his or her STI target award. For the named executive officers, weighting of the STI award is based 75% on achievement of our Company performance goals and 25% on the executive's individual performance. Together, the Company and individual performance components comprise the STI award. The required performance level and corresponding STI payment for the Company component and individual component of the STI award are provided below.

        Company Performance Component.    The Company performance component of each STI award for 2011 was calculated based upon the performance goals discussed on page 36. In December 2011, the Compensation Committee reviewed the Company's performance against each goal and determined the level of achievement of each goal in the following manner: if the Company (i) did not meet the minimum performance criteria, the named executive officers were credited with achieving 0% of the goal, (ii) met or exceeded the minimum performance criteria, up to the target performance criteria, the named executive officers were credited with achieving between 50% - 99% of the goal, (iii) met the target performance criteria, the named executive officers were credited with achieving 100% of the goal, or (iv) exceeded the target performance criteria, up to the maximum performance criteria, the named executive officers were credited with achieving between 101% - 150% of the goal, with the actual percentage in the discretion of the Compensation Committee. The Compensation Committee also determined whether to provide for a bonus upside opportunity based on the Company's achievement of a significant business development activity, which was not included in the key Company performance goals but which advanced the Company's long-term business objectives, performance and future success. The Compensation Committee then calculated an aggregate percentage for all of the Company performance goals based upon their significance weighting, as discussed on page 36, and the level of achievement by the named executive officers. The Board approved the final percentage amount for overall achievement of the Company's performance against the goals.

        For 2011, our named executive officers were eligible to receive the following payments under the Company component of the STI award:

  •
  No payment for the Company component unless the Company achieved the minimum performance level for the Company performance goals;

  •
  A payment of 50% - 99% of the Company component (at the discretion of the committee) if the Company achieved or exceeded the minimum performance level but did not achieve the target performance level;

  •
  A payment of 100% of the Company component if the Company achieved the target performance level; or

  •
  A payment of 101% - 150% of the Company component (at the discretion of the committee) if the Company exceeded the target performance level, up to the maximum performance level.

        In addition, in accordance with the compensation policy of the Company, no payout is made under the STI award for Company performance if the aggregate total achievement level of Company goals falls below 50%.

        Individual Performance Component.    The individual performance component of each STI award for 2011 was calculated based upon the performance goals discussed on page 37. For 2011, the individual performance component of each STI award was calculated based upon each named executive officer's achievement of his or her individual performance goals during the year. For each named executive officer other than the CEO, the Compensation Committee determined the extent to which the named executive officer achieved his or her individual performance goals based on the recommendations of the CEO. For the CEO, the Board determined the extent to which the CEO satisfied his individual performance goals for 2011, which were based solely on the Company's satisfaction of its performance goals for that period and his contributions and leadership in the Company's efforts to meet those goals. When determining the performance level achieved for an individual performance goal, if the determination was made that a named executive officer:

  •
  did not meet the goal, an achievement level of 0% would be assigned to that goal,

  •
  partially satisfied the performance criteria, an achievement level of between 50% - 80% (determined at the committee's discretion) would be assigned to that goal,

  •
  met the target performance criteria, an achievement level of between 80-110% (determined at the committee's discretion) would be assigned to that goal,

  •
  exceeded performance criteria, an achievement level of between 110% - 130% (determined at the committee's discretion) would be assigned to that goal, or

  •
  provided outstanding performance against the performance criteria, an achievement level of between 130% - 150% (determined at the committee's discretion) would be assigned to that goal.

        Once the achievement levels for each performance goal have been determined, the Compensation Committee calculates the overall achievement level for each named executive officer using the relative weighting of his or her performance goals and the achievement levels assigned to those goals. The overall achievement level represents the proportion of the individual component of the STI award that the named executive officer is eligible to receive.

  2011 Company Performance

        In 2011, the Compensation Committee recommended and the Board approved performance goals for the Company, including each goal's relative weighting, and the minimum, target and maximum achievement levels for each goal. The Compensation Committee chose these performance goals, and the relative weighting assigned to such goals, because it believed them to be the key metrics used by management to formulate long-term business objectives, evaluate the Company's performance and ensure the Company's future success.

        In December 2011, the Board, with the assistance of the Compensation Committee, assessed the Company's performance under each of the 2011 performance goals to determine whether and to what extent to award the Company component of the STI award. The evaluation consisted of a review of each performance goal, its weighting and the actual performance delivered by the Company. The Company performance goals, and a description of the Compensation Committee's evaluation of such goals, are listed below:

  1.
  Filing of the GATTEX NDA. The Company submitted the GATTEX NDA to the FDA in November 2011. The Board considered that the Company could have been ready to file the NDA by the target date of August 2011, but that the FDA had asked for additional data before filing. In addition, the Board considered that the chemistry, manufacturing and controls (CMC) section of the NDA was filed by the target date. Therefore, the Board, in its discretion, awarded more than the minimum achievement metric but less than the target achievement metric. This goal was initially weighted at 25%, and the Board awarded achievement of 20% (i.e., 80% of the target).

  2.
  Completion of pre-approval inspection (PAI) readiness for GATTEX. The Company did not achieve the minimum achievement metric for this objective because a backup vendor was not yet PAI ready as of the target date in the summer of 2011. Since then, the Company and vendor have undertaken extensive efforts to remediate the issue. However, no achievement percentage was awarded. This goal was initially weighted at 15%, and the Compensation Committee awarded achievement of 0% (i.e., 0% of the target).

  3.
  Completion of the last patient, last visit for the RELAY study for NATPARA. The Company reached the maximum achievement metric for completion of the RELAY study for NATPARA by completing the last patient, last visit in November 2011, in advance of the target date. This goal was initially weighted at 15%, and the Board awarded achievement of 22.5% (i.e., 150% of the target).

  4.
  Finalization of GATTEX commercialization options. The Company reached the maximum achievement metric for the finalization of GATTEX commercialization options by finalizing the options in May, in advance of the target date. This goal was initially weighted at 15%, and the Board awarded achievement of 22.5% (i.e., 150% of the target).

  5.
  Management of cash. The Company reached the maximum achievement metric for the Company's year-end cash balance and investments by significantly exceeding the targeted amount. This goal was initially weighted at 10%, and the Board awarded achievement of 15% based on reaching the maximum performance criteria (i.e. 150% of the target).

  6.
  Raising adequate capital. The Company reached the maximum achievement metric of raising adequate capital by significantly exceeding the targeted amount. This goal was initially weighted at 20%, and the Board awarded achievement of 30% (i.e., 150% of the target).

  7.
  Bonus upside opportunity. The Board, in its discretion, awarded an additional 5% achievement (in addition to the 110% achieved for the Company performance goals described above) for the bonus upside opportunity for securing two calcilytic compounds for the Company's pipeline.

        After considering the foregoing performance by the Company, and adding together the percentages for each goal and the bonus upside opportunity, the Compensation Committee determined that the Company component of the STI award had been achieved at the level of 115%. Accordingly, in December 2011, the Compensation Committee recommended, and the Board approved, payment of the Company component of the STI award at 115% of the target award.

  2011 Individual Performance

        Each of the named executive officers who participated in the 2011 STI program had individual performance goals that accounted for 25% of his or her total STI award, with the exception of the CEO whose individual goals were the Company's goals due to his role as the principal executive officer. These individual performance goals originated from the Company performance goals for each individual's area of responsibility or from projects to which the individual was an important contributor. For example, Mr. Beshar's individual performance goals were primarily based on the Company's goals relating to raising adequate capital and the management of cash flow, as well as general budget oversight for the Company. Dr. Garceau's individual performance goals were primarily based on the Company's goals of completing the REPLACE trial, completing the last patient, last visit for the RELAY trial and for overseeing other trials related to GATTEX and NATPARA, as well as his contributions to budget oversight. Mr. Pauwels' individual performance goals were primarily based on preparing the Company for commercial launch. Mr. Rogus' individual performance goals were primarily based on supply-chain readiness, as well as his contributions to budget oversight. Dr. Nader's individual performance goals were based on all of the Company's performance goals and his contributions and leadership in the Company's efforts to meet those goals.

        The Compensation Committee, with the assistance of the CEO and Executive Director of Human Resources, evaluated each named executive officer's individual performance to determine to what extent the individual component of the STI award should be awarded to each executive. The Compensation Committee alone considered Dr. Nader's performance. While the individual component of Dr. Nader's award was tied to the Company's performance goals, the Board conducted an independent evaluation of Dr. Nader's contributions to and leadership of the Company's efforts to meet those goals.

        After reviewing each executive's individual performance, the Compensation Committee determined that: (i) for achievement of his 2011 individual performance goals and for achievement of the Company performance goals, Dr. Nader should receive 115% in cash for his individual component; (ii) for achievement of his 2011 individual performance goals, Mr. Beshar should receive 130% in cash for his individual component of the STI; (iii) for achievement of his 2011 individual performance goals, Dr. Garceau should receive 140% in cash for his individual component of the STI; (iv) for achievement of his 2011 individual performance goals, Mr. Pauwels should receive 100% in cash for his individual component of the STI; and (v) for achievement of his 2011 individual performance goals, Mr. Rogus should receive 110% in cash for his individual component of the STI. Accordingly, the Compensation Committee recommended, and the Board approved, an award of the individual portion of the STI to each named executive officer based on the foregoing individual performance achievement amounts.

        The following table provides a summary of the total STI award earned by each named executive officer in 2011, which is calculated based 75% on achievement of our Company performance goals and 25% on the executive's individual performance:

Named Executive Officer	STI Target %	Company Performance Goals Achievement %	Individual Performance Goals Achievement %	Base Annual Salary	Total STI Earned for 2011
Francois Nader	80%	115%	115%	$525,000	$481,762
Luke Beshar	35%	115%	130%	$368,829	$153,068
Roger Garceau	35%	115%	140%	$356,558	$150,985
Eric Pauwels	40%	115%	100%	$355,000	$36,456	(1)
Joseph Rogus	30%	115%	110%	$312,090	$106,460

(1)
Mr. Pauwels' 2011 STI award was prorated because he started in September 2011.

        The full STI award for each executive officer was paid in cash. The actual cash incentive awards earned and paid to our named executive officers are reflected in column (g) of the Summary Compensation Table and the estimated possible threshold, target and maximum payouts under the STI are reflected in columns (c) through (e) of the 2011 Grants of Plan Based Awards Table.

Long-Term Incentive Compensation

        Our long-term incentive compensation program, or LTI, is an integral part of our compensation policy. We believe that equity grants that vest over a period of years tie a portion of our executives' compensation to our long-term performance, and thereby align the interests of our executives with the interests of our stockholders. Our equity compensation program is designed to deliver compensation to executives when NPS performs and the value of NPS common stock increases. These equity grants are also intended to promote executive retention, as unvested restricted stock units and stock options generally are forfeited if the executive voluntarily leaves the Company. We have historically provided LTI awards primarily through the issuance of stock options. Our executives realize value on these options only if our stock price increases (which benefits all stockholders) and only if the executives remain employed with us beyond the date their options vest. The Board has also utilized grants of restricted stock and restricted stock units, or RSUs, for the purpose of recruiting, retaining and rewarding our executive officers. Grants of restricted stock and restricted stock units encourage executive ownership of NPS shares, provide balance to stock option grants, which only have value if the stock appreciates, and align the incentives of our executives with the interests of our stockholders. These awards also provide executives with some certainty regarding the value of the compensation they are receiving during periods of stock market volatility, which furthers the Company's fundamental goal of awarding compensation that helps attract and retain highly skilled employees. When awarding restricted stock and restricted stock units, the Compensation Committee considers the extent to which including full-value shares in the long-term portion of total compensation is consistent with the compensation practices of our peer group.

        General LTI Award Practices.    Around the end of each year, the Compensation Committee, with the assistance of management, considers the LTI award that should be given to each named executive officer by assessing their individual performance and total compensation, including the value of outstanding options, RSUs and restricted stock held by that executive. The Compensation Committee also considers the type and amount of equity awards granted by the peer group companies. After such consideration, the committee determines the appropriate LTI award for each named executive officer and presents its recommendation to the Board for approval.

        Equity awards for named executive officers are granted under our 2005 Omnibus Incentive Plan and 1998 Stock Option Plan and generally vest over four years. Since 2009, our vesting practice for time-based stock option grants has been as follows: 25% of the grant vests on the first anniversary and 6.25% vests every three months thereafter. For 2011, the Compensation Committee approved February 17, 2011 as the grant date for equity compensation to the named executive officers. Dr. Nader's grant included a grant of 90,000 options pursuant to the terms of his employment agreement. The exercise price of the stock options granted on February 17, 2011 is the closing price of our common stock on the NASDAQ Global Market on the actual date of grant.

        2011 LTI Awards.    In 2010, the Compensation Committee determined that the primary purpose of the 2010 LTI program was to retain the executives through the approval of Gattex and Natpara. As a result, the Compensation Committee made a larger grant to the executive officers in 2010 than it had historically made (approximately at the 50th-65th percentile for grants of time-based stock options and RSUs and 75th percentile for performance-based options compared with the peer group), with a focus on specific retention features. These grants included restricted stock units, time-based stock options and performance-based stock options, with a large majority of the total number of shares granted as performance-based stock options. Given the large grant of equity that the Compensation Committee made to the executive officers in 2010, and in line with its previous expectations, the Compensation Committee determined that a smaller equity grant would be made in 2011. As a result, the number of shares and market value of 2011 LTI awards granted to Drs. Nader and Garceau and Messrs. Beshar and Rogus fell within the bottom 25% of the long-term incentive awards granted to similarly situated officers at our peer group companies. When looking at both the 2010 and 2011 LTI awards combined, the average grant date value approximated the 50th percentile of the market data.

        During 2011, the Compensation Committee, in consultation with Radford, the committee's compensation consultant at the time, reviewed the Company's LTI program and granted the following LTI awards to the named executive officers:

Name	Number of Options Awarded
Francois Nader	142,000	(1)
Luke Beshar	57,500
Roger Garceau	55,000
Joseph Rogus	45,000

(1)
Includes 90,000 options that Dr. Nader is entitled to receive each year pursuant to the terms of his employment agreement.

        Mr. Pauwels did not receive an award under the Company's 2011 LTI program because he joined the Company in September 2011. Instead, pursuant to his employment agreement, Mr. Pauwels received a grant of 160,000 stock options vesting over four years and an inducement grant of 10,000 restricted stock units vesting entirely on the third anniversary of the date of grant.

Employment Agreements

        We have entered into employment agreements with Dr. Francois Nader, our Chief Executive Officer and President, Dr. Roger Garceau, our Chief Medical Officer, and Mr. Eric Pauwels, our Chief Commercial Officer. A summary of these employment agreements is provided later in the Proxy Statement under the caption "Employment Agreements." We believe that the benefits and protections offered by a formal employment agreement allow us to attract a more qualified pool of candidates for certain senior positions in our Company. The employment agreements we entered into with Drs. Nader and Garceau and Mr. Pauwels were the product of arms'-length negotiations and incorporated the employment terms that the Compensation Committee determined were consistent with terms being offered in the marketplace for executives with similar qualifications.

Post-Termination Compensation

        In light of the volatility of our business and industry, we provide post-termination compensation to our named executive officers under certain circumstances. Our executives may be entitled to payments and other benefits upon separation from the Company under certain contractual arrangements, including under the provisions of certain of our equity incentive plans and the executives' employment agreements, employment offer letters, or our Change in Control Severance Pay Plan. A summary of each of these contractual arrangements is provided later in this Proxy Statement under the caption "Potential Payments upon Termination or Change in Control." With respect to our Change in Control Severance Plan and other contractual arrangements, severance payments are only made if the executive remains with the Company through the change of control and is terminated or his or her duties are substantially changed, which is commonly referred to as a "double trigger." In determining the severance payments or benefits to be paid to our named executive officers upon a termination of employment, whether or not resulting from a change in control of NPS, the Compensation Committee considers the executive's total compensation, including the value of historical equity compensation that has been accumulated by each executive. Based on an analysis of the severance benefits paid to executives by companies within the peer group, the Compensation Committee believes that the severance payments provided to our named executive officers are competitive and reasonable.

Perquisites

        It is our general practice not to provide perquisites or personal benefits to our named executive officers beyond what is generally offered to all employees. The Compensation Committee, however, retains the discretion to consider and award reasonable perquisites or personal benefits to named executive officers as necessary for recruiting purposes, retention purposes, or otherwise. Named executive officers, however, are eligible to participate in the benefit programs that we provide to all employees at the same level as all other employees. For example, our named executive officers may participate in our 401(k) retirement plan and receive the same Company match that is available to all employees.

Policy Regarding Tax Gross-Ups

        The Compensation Committee has, in the past, utilized tax gross-ups as one of many tools to attract and recruit highly-talented chief executive officers. Of the named executive officers, the Committee currently has only provided these tax gross-ups to Dr. Nader. The Compensation Committee determined, at the time it negotiated and approved Dr. Nader's employment agreement in March 2008 that the tax gross-ups were necessary to retain Dr. Nader, in part because the then prevailing practice among our peer group was to include a tax gross-up for 280G excise taxes in the CEO's employment agreement. In 2010, the Compensation Committee determined that it will not provide these tax gross-ups in any future compensation arrangements offered or agreed to by the Company.

Policy Regarding Deductibility

        Our general approach is to seek to qualify the compensation paid to our named executive officers as deductible under Section 162(m) of the Internal Revenue Code but to preserve flexibility in allowing the Compensation Committee to make compensation awards consistent with the philosophy and policies described in this Compensation Discussion and Analysis. The Compensation Committee will continue to evaluate the advisability of qualifying the deductibility of such compensation in the future.

 Executive Compensation Recoupment Policy

        NPS maintains a compensation recoupment policy that covers our Chief Executive Officer (CEO) and Chief Financial Officer (CFO). In the event of a restatement of financial results due to material noncompliance with any financial reporting requirement under the federal securities laws, the Board shall consider whether the restatement was caused by fraudulent conduct of the CEO or CFO. If a majority of independent directors on the Board determine that the restatement was caused by fraudulent conduct, the Board will take any steps necessary to recoup (x) all incentive and equity-based compensation received by the CEO or CFO and (y) all net profits realized from the sale of the Company's securities, in each case during the 12-month period following the first public issuance or filing of the document that was restated. When final regulations are available under the Dodd-Frank Act regarding recoupment, we will revisit this policy and revise as necessary in accordance with the existing law.

Executive Stock Ownership Guidelines

        To more closely align the interests of our management with those of our shareholders, our Compensation Committee adopted stock ownership guidelines for all of our executive officers in February 2011. The ownership guidelines provide for our CEO and other executive officers designated by the Board to own a minimum number of shares, which (i) for our CEO, is the number of shares having a value equal to at least three times his annual base salary and (ii) for other executive officers, is the number of shares having a value equal to at least one times such executive's annual base salary. All shares held by our executives, including unvested restricted stock units and shares underlying unexercised stock options, count toward these guidelines. The guidelines provide for our executives to reach these goals within the later of five years from the date on which the guidelines were adopted or five years from the date on which the executive is appointed. Once an executive has attained his or her minimum ownership requirement, he or she must maintain at least that level of ownership.

 COMPENSATION COMMITTEE REPORT(2)

        The Compensation Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis that precedes this Report and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board,
Pedro Granadillo, Chair Michael W. Bonney Colin Broom James G. Groninger Donald Kuhla

(2)
This Report of the Compensation Committee does not constitute soliciting material and shall not be deemed to be "filed" with the Securities and Exchange Commission or deemed to be incorporated by reference in previous or future documents filed by NPS with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or under the Exchange Act, or be subject to the liabilities of Section 18 of the Exchange Act, except to the extent we specifically incorporate this Report by reference into any such document.

 SUMMARY COMPENSATION TABLE

        The table below summarizes the total compensation paid to or earned by each of the following named executive officers for the 2009, 2010 and 2011 fiscal years:

  •
  Francois Nader, our Chief Executive Officer and President;

  •
  Luke Beshar, our Chief Financial Officer and Executive Vice President; and

  •
  Roger Garceau, Eric Pauwels and Joseph Rogus, our three other most highly compensated executive officers serving as executive officers as of December 31, 2011;

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($)(1) (d)	Stock Awards ($)(2) (e)	Option Awards ($)(3) (f)	Non-Equity Incentive Plan Compensation ($)(4) (g)	All Other Compensation ($)(5) (h)	Total ($) (i)
Francois Nader	2011	525,000	—	—	705,257	481,762	11,025	1,723,044
President and CEO	2010	491,827	—	167,000	735,782	381,750	11,025	1,787,384
	2009	476,827	—	112,400	1,249,903	281,437	11,025	2,131,592
Luke Beshar	2011	368,829	—	—	285,580	153,068	11,025	818,502
Executive VP and CFO	2010	355,967	—	66,800	310,465	151,883	11,025	896,140
	2009	345,586	—	—	392,923	114,398	11,025	863,932
Roger Garceau	2011	356,558	—	—	273,163	150,985	11,025	791,731
Senior VP, R&D and CMO	2010	337,625	—	91,850	510,765	141,094	11,025	1,092,359
	2009	336,250	—	—	—	106,641	11,025	453,916
Eric Pauwels(6)	2011	95,577	100,000	65,200	656,736	36,456	44,665	998,634
Senior VP and CCO
Joseph Rogus	2011	312,090	—	—	223,497	106,460	11,025	653,072
VP, Technical Operations &	2010	297,518	—		325,843	104,147	11,025	738,533
Supply Chain Management	2009	284,577	—	—	145,011	79,557	11,025	520,170

(1)
Reflects the amount earned as a sign-on bonus for Mr. Pauwels in 2011.

(2)
Reflects the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 ("ASC 718"). Mr. Pauwels received a restricted stock unit award on September 26, 2011 when he joined the Company. No other grants of stock awards were made in 2011. Mr. Pauwels' stock awards were valued at $6.52 per share, resulting in an aggregate grant date fair value of $65,200. Additional information about the assumptions used in the calculation of these amounts is included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 15, 2012.

(3)
Reflects the aggregate grant date fair value of option awards computed in accordance with ASC 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Additional information about the assumptions used in the calculation of these amounts is included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 15, 2012.

(4)
Reflects the amount earned by each named executive officer under our short-term incentive compensation program for the applicable fiscal year. For additional information on our short-term incentive compensation program, see the section entitled "2011 Executive Compensation Components—Short-Term Incentive Compensation" in the Compensation Discussion and Analysis beginning on page 33 of this Proxy Statement.

(5)
Reflects Company matching contributions to the 401(k) plan for the named executive officer. For Mr. Pauwels, this column also reflects relocation expenses.

(6)
Information for fiscal 2010 and 2009 is not included for Mr. Pauwels, who was appointed an executive officer during fiscal year 2011.

 2011 GRANTS OF PLAN BASED AWARDS TABLE

        The following table shows the stock options and stock awards granted to our named executive officers in fiscal year 2011 (in respect of performance in fiscal years 2010 and 2011) and the estimated future possible payouts under our short-term incentive compensation program for fiscal year 2011.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)(2)	All Other Option Awards: Number of Securities Underlying Options (#) (j)(3)
						Estimated Future Payouts Under Equity Incentive Plan Awards					Grant Date Fair Value of Stock and Option Awards ($) (l)(4)
			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)							Exercise Price or Base Price of Option Awards ($/sh) (k)
Name (a)	Grant Date (b)	Approval Date	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Target (#) (g)	Maximum (#) (h)
Francois Nader	2/17/11	2/17/11	—	—	—	—	—	—	142,000	8.25	705,257
	n/a	n/a	277,537	434,633	591,729	—	—	—	—	—	—
Luke Beshar	2/17/11	2/17/11	—	—	—	—	—	—	57,500	8.25	285,580
	n/a	n/a	90,229	138,567	186,904	—	—	—	—	—	—
Roger Garceau	2/17/11	2/17/11	—	—	—	—	—	—	55,000	8.25	273,163
	n/a	n/a	90,280	136,976	183,672	—	—	—	—	—	—
Eric Pauwels	10/17/11	9/7/11	—	—	—	—	—	—	160,000	6.92	656,736
	9/26/11	9/7/11	—	—	—	—	—	10,000	—	—	65,200
	n/a	n/a	20,481	32,769	45,058	—	—	—	—	—	—
Joseph Rogus	2/17/11	2/17/11	—	—	—	—	—	—	45,000	8.25	223,497
	n/a	n/a	60,834	95,931	131,028	—	—	—	—	—	—

(1)
Reflects the possible threshold, target and maximum payment levels under our short-term incentive compensation program for awards with respect to the fiscal year ended December 31, 2011. These amounts vary based on the individual's current salary and position. Amounts actually earned in fiscal year 2011 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For additional information, see the section entitled "Compensation Discussion and Analysis—2011 Executive Compensation Components—Short-Term Incentive Compensation" beginning on page 33 of this Proxy Statement.

(2)
Reflects a service-based RSU award granted to Mr. Pauwels when he joined the Company in September 2011. These RSU awards, which were granted under our 2005 Omnibus Incentive Plan, vest on the third anniversary of the date of grant (September 26, 2014). For additional information, see the section entitled "Compensation Discussion and Analysis—2011 Executive Compensation Components—Long-Term Incentive Compensation" beginning on page 38 of this Proxy Statement.

(3)
Reflects stock options granted in 2011 to each named executive officer (other than Mr. Pauwels) under our long-term incentive compensation program, a grant made on February 17, 2011 of 90,000 stock options to Dr. Nader pursuant to the terms of his employment agreement with the Company, and a grant made on October 17, 2011 of 160,000 stock options to Mr. Pauwels pursuant to the terms of his employment agreement with the Company. These grants were made under our 2005 Omnibus Incentive Plan. Options granted in 2011 vest and become exercisable over four years as follows: 25% of the shares subject to the option vest after one year from date of grant, and the remaining 75% of the shares subject to the option vest 6.25% quarterly thereafter for three years. Vesting is generally contingent upon the named executive officer continuing to remain employed on the vesting date, subject to the terms of the Change in Control Severance Pay Plan, which provides for immediate vesting of stock options held by participating named executive officers in certain circumstances, as described in the section entitled "Potential Payments upon Termination or Change in Control" beginning on page 49 of this Proxy Statement. Options granted have a ten-year term, subject to earlier termination upon death, disability, or termination of employment. For additional information, see the section entitled "Compensation Discussion and Analysis—2011 Executive Compensation Components—Long-Term Incentive Compensation" beginning on page 38 of this Proxy Statement.

(4)
The amounts in this column do not reflect compensation actually received by the named executive officers nor do they reflect the actual value that will be recognized by the named executive officers. Instead, the amounts represent the full grant date fair value of awards calculated in accordance with ASC 718. The grant date fair value is the amount that we will expense in our financial statements over the award's vesting schedule. For stock awards, fair value is the closing price of a share of our common stock as quoted on the NASDAQ Global Market on the day of grant. The fair values for stock options are accounted for in accordance with ASC 718. For additional information on the valuation assumptions, see footnote 10 to our audited financial statements, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011.

Employment Agreements

        We have entered into employment agreements with Drs. Nader and Garceau and Mr. Pauwels.

        Dr. Francois Nader.    On March 17, 2008, we entered into an Employment Agreement with Dr. Nader in connection with his appointment as Chief Executive Officer and President of the Company. The agreement has a three-year initial term and will automatically renew for successive one-year periods unless written notice of non-renewal is provided by either party at least 90 days prior to the expiration of the then current term. Dr. Nader's employment agreement was renewed for an additional one-year term on March 17, 2012.

        Under the agreement, Dr. Nader is entitled to: (i) receive an annual base salary of $475,000, subject to annual adjustment by the Compensation Committee; (ii) participate in our short-term incentive plan, with an annual target bonus opportunity of 60% of his base salary (which was subsequently increased to 80% by the Board), which is effective March 17, 2008; and (iii) receive an annual long-term incentive target award of 90,000 stock options, commencing April 1, 2008, which options are subject to the same four-year vesting schedule applicable to equity awards granted to our other executives and employees. Pursuant to the agreement, we also made the following one-time awards to Dr. Nader upon the commencement date of the agreement: (i) 50,000 restricted stock units, or RSUs, which vested in one-third increments on each anniversary of the grant date, and (ii) 100,000 non-qualified stock options, or NQSOs, which vest according to our standard four-year vesting schedule. Under the agreement, Dr. Nader is also entitled to receive all other benefits generally available to our other employees, such as medical and dental insurance benefits, long-term care insurance, short-term and long-term disability, life insurance, 401(k) plan contribution matching, 125 Cafeteria Plan, annual paid time off and holidays.

        Dr. Nader is also entitled to participate in our Change in Control Severance Pay Plan in the event that his employment is terminated or materially altered as a result of a change in control of NPS. The provisions of this plan are discussed in detail later in this Proxy Statement under the caption "Potential Payments upon Termination or Change in Control." In the event that Dr. Nader's employment is terminated by NPS without cause, as defined in his employment agreement, or if Dr. Nader terminates his employment for good reason, as defined in his employment agreement, in each case where a change in control of the Company has not occurred, Dr. Nader would be entitled to the following severance benefits: (i) payment of any previously earned but unpaid base salary; (ii) payment of any unpaid bonus for the calendar year prior to the year in which the termination occurred; (iii) severance in an amount equal to two (2x) times Dr. Nader's base salary at the time of termination; and (iv) immediate vesting of all options that would have vested within the two years following the date of his termination. Except as described in (iv) above, the treatment of Dr. Nader's outstanding equity awards upon a change in control or any termination of his employment is governed by the terms of the equity plans under which those awards were made and the terms of the respective award agreements. We also agreed to gross-up any payments to Dr. Nader under his employment agreement if such payments would be subject to the excise tax imposed by section 4999 of the Internal Revenue Code such that the net amount retained by Dr. Nader after deduction of any such excise tax would be equal to the amount Dr. Nader would have received had there been no excise tax imposed on the payments. Going forward, the Compensation Committee has determined that it will not provide such tax gross-ups in any future compensation arrangements offered or agreed to by the Company. For additional information on the Compensation Committee's policy on tax gross-ups, see the section entitled "Compensation Discussion and Analysis—Policy Regarding Tax Gross-ups" on page 40 of this Proxy Statement.

        Dr. Nader's employment agreement was amended in January 2009 to (i) provide that Dr. Nader's annual award of 90,000 options would be granted on an annual basis rather than quarterly, and (ii) ensure that the agreement complies with Section 409A of the Internal Revenue Code of 1986, as amended, or qualifies for an exemption thereunder.

        Dr. Roger Garceau.    On December 1, 2008 we entered into an Employment Agreement with Dr. Garceau in connection with his appointment as Chief Medical Officer of the Company. Under the agreement, Dr. Garceau is entitled to: (i) receive an annual base salary of $325,000, subject to annual adjustment by the Compensation Committee; (ii) participate in our short-term incentive plan with a target bonus opportunity of 35% of his base salary; and (iii) receive an annual long-term incentive award of stock options or other equity awards permitted under our equity plans, subject to the same four-year vesting schedule for equity awards granted to our other executives and employees. Pursuant to the agreement, we made a one-time award of 150,000 NQSOs to Dr. Garceau, which vests according to our standard four-year vesting schedule. Under the agreement, Dr. Garceau is also entitled to receive all other benefits generally available to our other employees, such as medical and dental insurance benefits, long-term care insurance, short-term and long-term disability, life insurance, 401(k) plan contribution matching, 125 Cafeteria Plan, annual paid time off, and holidays.

        Dr. Garceau is also entitled to participate in our Change in Control Severance Pay Plan in the event that his employment is terminated or materially altered as a result of a change in control of NPS. The provisions of this plan are discussed in detail later in this Proxy Statement under the caption "Potential Payments upon Termination or Change in Control." In the event that Dr. Garceau's employment is terminated by NPS without cause, as defined in the agreement, or if Dr. Garceau terminates his employment for good reason, as defined in the agreement, in each case where a change in control of the Company has not occurred, he would be entitled to the following severance benefits: (i) payment of any previously earned but unpaid base salary; (ii) payment of any unpaid bonus for the calendar year prior to the year in which the termination occurred; (iii) severance in an amount equal to one-and-one-half (1.5x) times his base salary at the time of termination; and (iv) Dr. Garceau's vested options would remain exercisable according to the provisions of the plan under which the options were granted.

        Mr. Eric Pauwels.    On September 9, 2011 we entered into an Employment Agreement with Mr. Pauwels in connection with his appointment as Chief Commercial Officer of the Company. Under the agreement, Mr. Pauwels is entitled to: (i) receive an annual base salary of $355,000, subject to annual adjustment by the Compensation Committee; (ii) participate in our short-term incentive plan with a target bonus opportunity of 40% of his base salary; and (iii) receive an annual long-term incentive award of stock options or other equity awards permitted under our equity plans, subject to the same four-year vesting schedule for equity awards granted to our other executives and employees. Pursuant to the agreement, we (x) provided a $100,000 sign-on bonus, (y) made a one-time award of 160,000 NQSOs to Mr. Pauwels, which vests according to our standard four-year vesting schedule, and (z) made a one-time award of 10,000 restricted stock units to Mr. Pauwels, which vests on the third anniversary of the date of grant. Under the agreement, Mr. Pauwels is also entitled to receive all other benefits generally available to our other employees, such as medical and dental insurance benefits, long-term care insurance, short-term and long-term disability, life insurance, 401(k) plan contribution matching, 125 Cafeteria Plan, annual paid time off, and holidays.

        Mr. Pauwels is also entitled to participate in our Change in Control Severance Pay Plan in the event that his employment is terminated or materially altered as a result of a change in control of NPS. The provisions of this plan are discussed in detail later in this Proxy Statement under the caption "Potential Payments upon Termination or Change in Control." In the event that Mr. Pauwels' employment is terminated by NPS without cause, as defined in the agreement, or if Mr. Pauwels terminates his employment for good reason, as defined in the agreement, in each case where a change in control of the Company has not occurred, he would be entitled to the following severance benefits: (i) payment of any previously earned but unpaid base salary; (ii) payment of any unpaid bonus for the calendar year prior to the year in which the termination occurred; (iii) severance in an amount equal to one-and-one-half (1.5x) times his base salary at the time of termination; and (iv) Mr. Pauwels' vested options would remain exercisable according to the provisions of the plan under which the options were granted.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2011

        The following table presents information about outstanding stock options and stock awards held by our named executive officers as of December 31, 2011. The table shows information about:

  •
  service-based stock options,

  •
  performance-based stock options, and

  •
  restricted stock unit awards.

        The market value of the stock awards is based on the closing price of our common stock as of December 30, 2011, the last business day of our last completed fiscal year, which was $6.59. For additional information, see the section entitled "Compensation Discussion and Analysis—2011 Executive Compensation Components—Long-Term Incentive Compensation" beginning on page 38 of this Proxy Statement.

		Option Awards						Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1) (c)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Francois Nader	6/5/2006	100,000	—	—		5.73	6/5/2016	—		—
	7/17/2006	8,875	—	—		4.07	7/17/2016	—		—
	10/16/2006	8,875	—	—		4.50	10/16/2016	—		—
	1/16/2007	8,875	—	—		4.37	1/16/2017	—		—
	4/16/2007	8,875	—	—		4.31	4/16/2017	—		—
	7/2/2007	64,500	—	—		4.13	7/2/2017	—		—
	7/16/2007	18,750	—	—		4.42	7/16/2017	—		—
	9/10/2007	94,714	—	—		4.29	9/10/2017	—		—
	10/15/2007	18,750	—	—		4.10	10/15/2017	—		—
	1/15/2008	18,375	375	—		3.93	1/15/2018	—		—
	3/17/2008	94,000	6,000	—		3.85	3/17/2018	—		—
	4/15/2008	20,700	1,800	—		3.60	4/15/2018	—		—
	7/15/2008	19,350	3,150	—		5.05	7/15/2018	—		—
	10/15/2008	18,000	4,500	—		5.85	10/15/2018	—		—
	1/15/2009	16,650	5,850	—		6.16	1/15/2019	—		—
	1/20/2009	82,500	37,500	—		5.71	1/20/2019	—		—
	1/20/2009	46,313	115,781	115,782	(2)	5.71	1/20/2019
	2/12/2010	39,375	50,625	—		3.25	2/12/2020	—		—
	2/19/2010	4,375	5,625	—		3.34	2/19/2020	—		—
	2/19/2010	10,125	259,875	229,500	(3)	3.34	2/19/2020	—		—
	2/17/2011	—	142,000	—		8.25	2/17/2021
	2/19/2010							50,000	(4)	329,500
Luke Beshar	11/20/2007	150,000	—	—		4.05	11/20/2017	—		—
	10/15/2008	9,848	2,462	—		5.85	10/15/2018	—		—
	1/20/2009	30,937	14,063	—		5.71	1/20/2019	—		—
	1/20/2009	14,625	36,562	36,563	(2)	5.71	1/20/2019	—		—
	2/19/2010	17,500	22,500	—		3.34	2/19/2020	—		—
	2/19/2010	4,312	110,688	97,750	(3)	3.34	2/19/2020	—		—
	2/17/2011	—	57,500	—		8.25	2/17/2021	—		—
	2/19/2010							20,000	(4)	131,800

		Option Awards						Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1) (c)	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#) (d)		Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($) (h)
Roger Garceau	12/11/2008	112,500	37,500	—		5.98	12/11/2018	—		—
	2/19/2010	24,062	30,938	—		3.34	2/19/2020	—		—
	2/19/2010	7,500	192,500	170,000	(3)	3.34	2/19/2020	—		—
	2/17/2011	—	55,000	—		8.25	2/17/2021	—		—
	2/19/2010							27,500	(4)	181,225
Eric Pauwels	10/17/2011	—	160,000	—		6.92	10/17/2021	—		—
	9/26/2011							10,000	(5)	65,900
Joseph Rogus	4/16/2007	25,875	—	—		4.31	4/16/2017	—		—
	7/16/2007	5,175	—	—		4.42	7/16/2017	—		—
	10/15/2007	5,175	—	—		4.10	10/15/2017	—		—
	1/15/2008	5,071	104	—		3.93	1/15/2018	—		—
	4/15/2008	4,761	414	—		3.60	4/15/2018	—		—
	7/15/2008	4,450	725	—		5.05	7/15/2018	—		—
	10/15/2008	4,140	1,035	—		5.85	10/15/2018	—		—
	1/20/2009	22,529	10,241	—		5.71	1/20/2019	—		—
	2/19/2010	11,375	14,625	—		3.34	2/19/2020	—		—
	2/19/2010	4,312	110,688	97,750	(3)	3.34	2/19/2020	—		—
	2/17/2011	—	45,000	—		8.25	2/17/2021	—		—
	2/19/2010							13,000	(4)	85,670

(1)
Unless otherwise indicated, (i) stock options granted after January 1, 2009 vest and become exercisable over four years as follows: 25% of the shares subject to the option vest on the one year anniversary of the date of grant, and 6.25% of the shares subject to the option vest every three months for the following three years, and (ii) stock options granted before January 1, 2009 vest and become exercisable over four years as follows: 28% of the shares subject to the option vest on the one year anniversary of the date of grant, and 2% of the shares subject to the option vest monthly for the following three years. Options granted have a ten-year term, subject to earlier termination upon death, disability, or termination of employment.

(2)
Reflects the maximum number of options that could be earned on January 20, 2012 pursuant to performance-based stock options granted during fiscal year 2009. The original grant of performance-based stock options vested at a target rate of 50% on the second anniversary of the date of grant and 50% on the third anniversary of the date of grant, with the actual number of options vesting on such dates based on the performance of our common stock price relative the performance of the NASDAQ Biotechnology Index. On January 20, 2012, 46,313 of these options vested for Mr. Nader and 14,625 of these options vested for Mr. Beshar.

(3)
Reflects the maximum number of shares that can be earned pursuant to performance-based stock options granted during fiscal year 2010. The performance-based options vest upon the achievement of certain performance targets. For additional information about the vesting terms of these performance-based stock options, see the section entitled "Compensation Discussion and Analysis—2010 Executive Compensation Components—Long-Term Incentive Compensation—2010 LTI Awards" beginning on page 53 of the Company's Proxy Statement for its 2011 annual meeting of stockholders.

(4)
Reflects service-based RSU awards granted in fiscal year 2010 under our 2005 Omnibus Incentive Plan. These RSU awards vest on the third anniversary of the date of grant (February 19, 2013).

(5)
Reflects a service-based RSU award granted in fiscal year 2011 under our 2005 Omnibus Incentive Plan pursuant to the terms of Mr. Pauwels' employment agreement. This RSU award vests on the third anniversary of the date of grant, which is September 26, 2014.

 OPTION EXERCISES AND STOCK VESTED IN 2011

        The following table presents information for our named executive officers on the number of shares acquired upon the vesting of stock awards in the form of RSUs during fiscal year 2011, and the value realized before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)(2)
Francois Nader(3)	—	—	16,667	126,669
Luke Beshar(4)	50,000	298,000
Roger Garceau	—	—	—	—
Eric Pauwels	—	—	—	—
Joseph Rogus	—	—	—	—

(1)
The amount in this column reflects the aggregate dollar amount realized upon exercise of the options determined by the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2)
The amount in this column reflects the aggregate dollar amount realized upon the vesting of stock determined by multiplying the number of shares of stock by the market value of the underlying shares on the vesting date.

(3)
Dr. Nader received an award of 50,000 RSUs upon his appointment as CEO in March 2008. The RSUs vest in one-third increments on each anniversary of March 17, 2008, the grant date, as follows: one-third (16,666) vested on the first anniversary of the grant date (March 17, 2009), one-third (16,667) vested on the second anniversary of the grant date (March 17, 2010), and one-third (16,667) vested on the third year anniversary of the grant date (March 17, 2011).

(4)
Mr. Beshar exercised 50,000 stock options on January 31, 2011 pursuant to a 10b5-1 plan.

Pension Benefits and Nonqualified Deferred Compensation

        Our named executive officers do not receive any compensation in the form of pension benefits or nonqualified deferred compensation.

Potential Payments upon Termination or Change in Control

        The following narrative and table summarize the estimated payments to be made under each contract, agreement, plan or arrangement which provides for payments to a named executive officer at, following, or in connection with the termination of employment of the named executive officer, including a change in control of the Company. For purposes of the quantitative disclosure in the following table, we have assumed that the termination took place on December 30, 2011, the last business day of our last completed fiscal year, and that the price per share of our common stock is the closing market price on the NASDAQ stock market as of that date, or $6.59.

        Our named executive officers may be entitled to payments and other benefits upon separation from the Company under employment agreements, employment offer letters, our equity compensation plans, and our Change in Control Severance Pay Plan. A summary of each of our contractual severance arrangements is provided below.

        Employment Agreements.    We have entered into employment agreements with Dr. Francois Nader, our President and Chief Executive Officer, Dr. Roger Garceau, our Chief Medical Officer, and Mr. Eric Pauwels, our Chief Commercial Officer. A summary of the type of severance benefits provided under each of these employment agreements is provided on pages 44 through 46 of this Proxy Statement under the caption "Employment Agreements."

        Employment Offer Letters.    We provide severance benefits to our other named executive officers as part of each executive's employment offer letter on a case-by-case basis. In light of the volatility of our business, we offered severance benefits through an employment offer letter to Mr. Beshar.

        Our employment offer letter to Mr. Beshar provides him with the following severance following (i) a termination without cause (as defined in the letter) by the Company, or (ii) a termination by the executive for good reason (as defined in the letter), in each case where a change in control of the Company has not occurred:

  •
  Severance pay equal to the executive's monthly base salary at the time of termination for a period of eighteen months; and

  •
  Reimbursement for the total premium cost for medical and dental benefits under COBRA for a period of eighteen months or until the executive secures other benefits, whichever occurs first.

        In 2008, Mr. Beshar's employment offer letter was amended to ensure compliance with Section 409A of the Internal Revenue Code of 1986, as amended, or to qualify for an exemption thereunder.

        Change in Control Severance Pay Plan.    We have adopted a Change in Control Severance Pay Plan that provides severance benefits to named executive officers whose employment is terminated following a change in control of NPS. Under this plan, if at any time within 24 months following a change in control of NPS, the executive terminates his or her employment with the Company for good reason, such as a material reduction in the executive's title, authority, base pay, or relocation of the executive's job location or any other event which materially alters the executive's job prospects within the Company, or if NPS terminates the executive's employment for other than cause, death or permanent disability, the executive is entitled to receive the following severance benefits:

  •
  Severance pay in an amount equal to the sum of the executive's annual base salary and target short-term incentive, divided by 12 and multiplied by the severance period. The severance period is 24 months for the CEO and 18 months for all other named executive officers;

  •
  Reimbursement for the total premium cost for medical and dental benefits under COBRA for a period of up to 18 months or until such executive secures other benefits, whichever occurs first; and

  •
  Accelerated vesting and an extended exercise period for all vested options for the longer of the executive's severance period and such other period as the executive may be entitled under any Company equity plan or award agreement.

        In the case of Dr. Nader and Messrs. Garceau and Pauwels, receipt of any such benefits would be in lieu of any other severance benefits to which they may be entitled under their respective employment agreements.

        A "Change-in-Control" under the plan includes: (i) a dissolution, liquation, or sale of all or substantially all of the assets of the Company, (ii) a merger or consolidation in which the Company is not the surviving entity, (iii) a reverse merger in which the Company is the surviving entity but the shares of the Company's common stock outstanding prior to the merger are converted by virtue of the merger into other property, (iv) an event such as a merger or acquisition where the Company is the surviving entity, but other elements of a change in control are present, (v) any other capital reorganization in which more than 50% of the shares of the Company entitled to vote are exchanged, or (vi) a transaction which the Board determines in its sole discretion constitutes a change in control.

        In November 2008, the Company amended the Change-in-Control Severance Pay Plan to add a modified economic cut-back provision. Under this provision, the severance benefits paid to a participant under the plan may be reduced by the Company under certain circumstances if necessary to avoid the excise tax under Section 4999 of the Internal Revenue Code of 1986.

        Paid Time Off Payment.    Under each termination of employment scenario described above, each named executive officer would be entitled to a payment for his accrued but unused paid time off days in accordance with Company policy. Under our policy, an executive or employee whose employment is terminated prior to the first anniversary of employment is not paid for accrued but unused paid time off days. After the first anniversary of employment, executives and employees are paid a maximum of 160 hours of accrued but unused paid time off days.

        Retirement Plan.    Our matching contributions to our executives' and employees' 401(k) retirement plan vest based on a two-year vesting schedule. As of December 31, 2011, our matching contributions to Dr. Nader, and Messrs. Beshar and Rogus were fully-vested and our contributions to Dr. Garceau were partially vested. Contributions on behalf of Mr. Pauwels were made in 2011, however these contributions have not vested. Because the Company does not enhance the benefits payable under its retirement plans if the employment of one of the named executive officers terminates, we do not report any amount in respect of these plans in the table below.

        Equity Plan Change in Control Provisions and Retirement Provisions.    Each of our equity plans under which equity awards have been granted to our named executive officers and employees provides for the immediate acceleration of vesting for outstanding equity awards held by the executive or employee at the time of a significant corporate transaction involving a change in control of NPS. In addition, such plans provide for an extension of the option exercise period until the later of 24 months from the date of the corporate transaction or the time specified in the officer's or employee's option agreement with NPS, provided that no option can be exercised after the expiration of its term. Each of our equity plans also provides for accelerated vesting of all stock options that would vest within two years of the date of the retirement of the executive or employee and allows the executive or employee to exercise vested options for the remaining term of such options. None of our named executive officers is currently eligible for retirement as of December 31, 2011.

        For the purposes of our equity compensation plans, a "corporate transaction involving a change in control" includes (a) a merger or consolidation in which the Company is not the surviving corporation, (b) a merger in which the Company is the surviving corporation but in which our common stock is converted to other property or securities, (c) a corporate event where the Company is technically the surviving entity, but where other elements of a change in control are present, such as a change in the management or directors of the Company, (d) a transaction designated as such by the board of directors and (e) any capital reorganization in which more than 50% of the Company's common stock is exchanged.

Company Separation Agreements

        Under each termination of employment scenario described above, other than for equity awards, each named executive officer would be required to enter into our standard separation agreement in order to receive the benefits described under the particular scenario. The agreement contains customary provisions with respect to separation and, among other things, would require each named executive officer to continue to abide by the covenants made by the executive in the executive's Invention Assignment, Non-Disclosure and Non-Competition Agreement signed by the Company and the executive upon commencement of the executive's employment and would also require the executive to waive and release all claims against the Company which arise out of the executive's employment with the Company. Our separation agreement also requires the Company and the executive to continue to abide by the indemnity obligations contained in the Indemnity Agreement signed by the Company and the executive upon commencement of the executive's employment.

Payments and Benefits (a)	Resignation or Voluntary Termination ($) (b)	Termination for Cause ($) (c)	Change of Control ($) (d)(1)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason Without Change in Control ($) (e)	Involuntary Termination Without Cause or Voluntary Termination for Good Reason After Change in Control ($) (f)
Francois Nader
Severance Pay	—	—	—	1,050,000	1,890,000
Medical Benefits Continuation	—	—	—	27,158	36,211	(2)
Payment for Accrued /Unused Paid Time Off	18,261	18,261	—	18,261	18,261
Tax Gross-Up	—	—	—	—	1,494,174	(3)
Stock Option Acceleration(4)	—	—	1,234,950	1,234,950	1,234,950
RSU Acceleration(4)	—	—	63,387	63,387	63,387
Total	18,261	18,261	1,298,337	2,393,756	4,736,983
Luke Beshar
Severance Pay	—	—	—	553,244	746,879
Medical Benefits Continuation	—	—	—	36,364	36,364	(5)
Payment for Accrued /Unused Paid Time Off	42,185	42,185	—	42,185	42,185
Stock Option Acceleration(4)	—	—	473,445	—	473,445
RSU Acceleration(4)	—	—	22,246	—	22,246
Total	42,185	42,185	495,691	631,793	1,321,119
Roger Garceau
Severance Pay	—	—	—	534,837	722,030
Medical Benefits Continuation	—	—	—	36,364	36,364	(5)
Payment for Accrued /Unused Paid Time Off	34,267	34,267	—	34,267	34,267
Stock Option Acceleration(4)	—	—	765,390	—	765,390
RSU Acceleration(4)	—	—	34,863	—	34,863
Total	34,267	34,267	800,253	605,468	1,592,914
Eric Pauwels
Severance Pay	—	—	—	532,500	745,500
Medical Benefits Continuation	—	—	—	36,364	36,364	(5)
Payment for Accrued /Unused Paid Time Off	—	—	—	—	—
Stock Option Acceleration(4)	—	—	622,171	—	622,171
RSU Acceleration(4)	—	—	59,489	—	59,489
Total	—	—	681,660	568,864	1,463,524
Joseph Rogus
Severance Pay	—	—	—	—	608,576
Medical Benefits Continuation	—	—	—	—	1,930	(5)
Payment for Accrued /Unused Paid Time Off	22,672	22,672	—	22,672	22,672
Stock Option Acceleration(4)	—	—	428,422	—	428,422
RSU Acceleration(4)	—	—	16,481	—	16,481
Total	22,672	22,672	444,903	22,672	1,078,081

(1)
The amount shown reflects the acceleration of option awards and restricted stock unit awards in connection with a change of control of the Company pursuant to the terms of our equity compensation plans.

(2)
The amount shown assumes that the Company pays continued medical and dental benefits for twenty-four months.

(3)
The amount shown is calculated as of December 31, 2011.

(4)
Reflects the dollar amount that would be recognized for financial statement reporting purposes.

(5)
The amount shown assumes that the Company pays continued medical and dental benefits for the full eighteen months.

DIRECTOR COMPENSATION

2011 Director Compensation

        Our director compensation program is designed to (i) help the Company continue to attract and retain qualified candidates to serve on the Company's Board and (ii) result in a level of director compensation that is consistent with that paid by other companies in the market for directors of like quality and experience.

        For 2011, the Compensation Committee retained Radford to assist it in its review of director compensation practices, including the competitiveness of pay levels, compensation design issues, market trends, and technical considerations. The Compensation Committee did not adopt any changes to our director compensation practices in 2011. For changes recommended by our Compensation Committee and adopted by our Board in 2012, see "2012 Director Compensation" below.

        Directors who are also employees of the Company do not receive any compensation for their services on the Board. Notable features of our director compensation practices are as follows:

  •
  Non-employee directors of the Company were compensated for their services as directors through the payment of annual retainer fees, meeting fees and non-retainer equity awards granted under our 2005 Omnibus Incentive Plan.

  •
  All equity awards for the annual retainer fees and non-retainer awards were paid in deferred stock units, which were made under our 2005 Omnibus Incentive Plan.

  •
  The annual retainer was paid as follows: 50% deferred stock units and 50% cash. A director may, however, elect to receive 100% of the annual retainer in deferred stock units.

  •
  The fees for Board and committee meetings were paid in cash.

        We also reimbursed non-employee directors for out-of-pocket expenses incurred in connection with attendance at board and committee meetings.

        A detailed presentation of the fees a non-employee director was eligible to earn for service on the Board in 2011 is set forth below:

TYPE OF FEE	AMOUNT
Annual Retainer	$30,000
Chair of the Board Additional Annual Retainer	$30,000
Committee Chair Additional Annual Retainer	$10,000
Board Meeting (per meeting attended in person)	$1,500
Board Meeting (per meeting attended telephonically)	$750
Audit Committee Meeting (per meeting attended in person)	$2,000
Audit Committee Meeting (per meeting attended telephonically)	$1,000
Non-audit Committee Meeting (per meeting attended in Person)	$1,000
Non-audit Committee Meeting (per meeting attended telephonically)	$500
Committee Meeting (attended by Chair in person)	$1,000
Committee Meeting (attended by Chair telephonically)	$500
Non-Retainer Annual Equity Award Value	$62,500

        Annual retainers were paid following our Annual Meeting of Stockholders, customarily held in May of each year. Meeting fees earned during the calendar quarter were payable in lump sum in the immediately succeeding calendar quarter. The shares of common stock represented by the deferred stock units will be distributed to directors no earlier than: (a) a director's separation from service from the Company, (b) a director's disability; (c) a director's death; or (d) the sale of substantially all the assets of the Company.

        Annual non-retainer equity awards were made in four (4) equal quarterly installments on each January 15th, April 15th, July 15th, and October 15th (or the following business day if the 15th does not fall on a business day). For 2011, the number of deferred stock units issuable to a non-employee director each quarter for his or her non-retainer equity award equaled the quotient obtained by dividing $15,625, the total quarterly installment payable in deferred stock units for that quarter, by the closing price of a share of our common stock on the NASDAQ Stock Market on the installment due date. The deferred stock units represent the right to receive one share of our common stock for each deferred stock unit upon (1) the director's separation from service on the Board, (2) death, (3) disability, or (4) the sale of substantially all the assets of the Company.

        Each of our equity plans under which stock options have been granted to our directors provides for the immediate acceleration of vesting for outstanding equity awards held by the director at the time of a significant corporate transaction involving a change in control of the Company. In addition, such plans provide for an extension of the option exercise period until the later of 24 months from the date of the corporate transaction or the time specified in the option agreement, provided that no option can be exercised after the expiration of its term.

        For the purposes of our equity compensation plans, a "corporate transaction involving a change in control" includes (a) a merger or consolidation in which the Company is not the surviving corporation, (b) a merger in which the Company is the surviving corporation but in which our common stock is converted to other property or securities, (c) a corporate event where the Company is technically the surviving entity, but where other elements of a change in control are present, such as a change in the management or directors of the Company, (d) a transaction designated as such by the board of directors and (e) any capital reorganization in which more than 50% of the Company's common stock is exchanged.

        The following table sets forth certain information relating to director compensation for each director that was not a named executive officer for the year ended December 31, 2011.

2011 DIRECTOR COMPENSATION TABLE

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards(1) ($) (c)	Option Awards(2) ($) (d)	Total ($) (h)
Michael W. Bonney	36,000	82,507	—	118,507
Colin Broom	39,000	77,512	—	116,512
Pedro Granadillo	25,271	70,029	—	95,300
James G. Groninger	41,000	77,512	—	118,512
Donald E. Kuhla	36,000	82,507	—	118,507
Rachel R. Selisker	41,000	82,507	—	123,507
Peter G. Tombros	60,500	92,506	—	153,006

(1)
The amounts in this column do not reflect compensation actually received by our non-employee directors nor do they reflect the actual value that will be recognized by the non-employee directors. Instead, the amounts reflect the aggregate grant date fair value computed in accordance with ASC 718 of awards of deferred stock units made to non-employee directors for the fiscal year ended December 31, 2011. The fair value of awards of deferred stock units to non-employee directors is the closing price of our common stock on the date of grant. Additional information about the assumptions used in the calculation of these amounts is included in footnote 10 to our audited financial statements for the fiscal year ended December 31, 2011 included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 15, 2012.

  Our non-employee directors had the following deferred stock units outstanding as of December 31, 2011: Mr. Bonney (139,540); Dr. Broom (27,078); Mr. Granadillo (8,181); Mr. Groninger (118,761); Dr. Kuhla (134,386); Ms. Selisker (141,796); and Mr. Tombros (153,601).

(2)
There were no option awards granted to the directors during 2011. Our non-employee directors had the following options outstanding as of December 31, 2011: Mr. Bonney (36,000); Dr. Broom (36,000); Mr. Granadillo (36,000); Mr. Groninger (45,000); Dr. Kuhla (45,000); Ms. Selisker (36,000); and Mr. Tombros (45,000).

2012 Director Compensation

        For 2012, the Compensation Committee retained Pearl Meyer to assist it in its review of director compensation practices, including the competitiveness of pay levels, compensation design issues, market trends, and technical considerations. After considering Pearl Meyer's recommendations, the Board modified certain elements of director compensation to bring these elements more in-line with market practices. Effective January 1, 2012, the following elements of director compensation were modified:

  •
  The annual retainer fee, including fees for chairing the Board and committees, will be paid in cash unless a director instead elects to receive deferred stock units;

  •
  Meeting attendance fees will be eliminated;

  •
  In lieu of meeting attendance fees, the annual retainer fee will be increased to $60,000;

  •
  The non-retainer annual equity award will be increased to a value of $125,000;

  •
  The non-retainer annual equity award will be paid in restricted stock units vesting fully in one year unless a director instead elects to receive deferred stock units; and

  •
  The initial stock option grant for new directors will be increased to 56,500 shares.

All other elements of director compensation remain unchanged from 2011.

 EQUITY COMPENSATION PLAN INFORMATION

        As of March 1, 2012, there were 7,549,570 shares subject to issuance upon exercise of outstanding options under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $6.84, and with a weighted average remaining life of 7.41 years. As of March 1, 2012, there were a total of 430,600 shares subject to outstanding restricted stock and restricted stock unit awards that remain subject to forfeiture, 739,289 shares subject to outstanding deferred stock unit awards, and there were 4,081,587 shares available for future issuance under those plans.

        The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of December 31, 2011.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	7,486,871	(1)	$6.62	(2)	5,462,517	(3)
Equity compensation plans not approved by security holders	None		N/A		None

Total	7,486,871	(1)	$6.62	(2)	5,462,517	(3)

(1)
Includes 859,843 shares of common stock issuable upon the vesting of restricted stock, restricted stock unit awards and deferred stock unit awards granted under our 2005 Omnibus Incentive Plan. The remaining balance consists of shares of common stock issuable upon the exercise of outstanding stock options granted under our 2005 Omnibus Incentive Plan and 1998 Stock Option Plan. Shares available for issuance under the 2005 Omnibus Incentive Plan may become subject to stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, or other equity awards, with such terms and conditions, performance requirements, restrictions, forfeiture provisions, contingencies and other limitations as determined by the Compensation Committee.

(2)
The weighted-average exercise price does not take into account shares of common stock issuable upon vesting of outstanding restricted stock or restricted stock units, which have no exercise price.

(3)
Includes 448,075 shares of common stock available for issuance under the Company's employee stock purchase plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of our common stock as of March 15, 2012, except as otherwise indicated, by:

  (a)
  all those known by us to be beneficial owners of more than five percent of our outstanding common stock;

  (b)
  each current director and nominee for director;

  (c)
  each of the named executive officers referenced in the Summary Compensation Table; and

  (d)
  all of our named executive officers and directors as a group.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Total(1)
Beneficial Owners of More Than 5%
FMR LLC(3) 82 Devonshire St. Boston, MA 02109	12,912,175	14.99%
Columbia Wanger Asset Management, LLC(2) 227 West Monroe Street, Suite 3000 Chicago, IL 60606	11,788,000	13.69%
Wellington Management Company, LLP(4) 280 Congress Street Boston, MA 02210	6,503,986	7.55%
BlackRock, Inc.(5) 40 East 52nd Street New York, NY 10022	4,987,566	5.79%
Directors and Named Executive Officers
Francois Nader(6)	994,053	1.14%
Luke Beshar(6)	311,904	*
Roger Garceau(6)	201,237	*
Joseph Rogus(6)	128,006	*
Eric Pauwels	—	—
Peter G. Tombros(7)	204,379	*
Michael W. Bonney(7)	168,318	*
Rachel R. Selisker(7)	157,574	*
James G. Groninger(8)	153,289	*
Colin Broom(7)	54,106	*
Pedro Granadillo(7)	11,250	*
Georges Gemayel	—	—
All directors, nominees for director and executive officers as a group (14 persons)(9)	2,850,565	3.21%

*
Means less than 1%.

        The beneficial ownership table on this page is based upon information supplied to us by our executive officers and directors and contained in Schedules 13D and 13G filed with the SEC by our principal stockholders. Where information is based on a Schedule 13D or 13G filing, the number of shares shown as beneficially owned is as of the date for which information was provided therein. Beneficial ownership is determined in accordance with SEC rules and generally includes shares over which a person has or shares voting or investment power. Shares subject to stock options that are presently exercisable or exercisable within 60 days of March 15, 2012, shares subject to restricted stock units that vest within 60 days of March 15, 2012 and shares represented by deferred stock units are deemed to be outstanding and to be beneficially owned by the person holding such options, restricted stock units or deferred stock units for the purpose of computing the percentage ownership of such person.

        The business address of each director and named executive officer listed above is 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

(1)
The calculation of percentage ownership for each listed beneficial owner is based upon the 86,133,799 shares of the Company's common stock issued and outstanding at March 15, 2012. Except as otherwise indicated, each of the persons and entities named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)
Based on information contained in the Schedule 13G/A filed on February 14, 2012 by FMR LLC ("FMR"), Edward C. Johnson 3d ("Johnson"), Fidelity Management & Research Company ("FMRC") and Fidelity Growth Company Fund ("FGCF"). FMRC, a wholly-owned subsidiary of FMR, is the beneficial owner of 12,912,175 shares as a result of acting as investment adviser to various investment companies (the "Funds"). Each of Johnson and FMR, through its control of FMRC and the Funds, has sole power to dispose of the 12,912,175 shares owned by the Funds. Neither Johnson nor FMR has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds' Boards of Trustees. FMRC carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees.

(3)
Based on information contained in the Schedule 13G/A filed by Columbia Wanger Asset Management, LLC ("CWAM") on February 10, 2012. CWAM has sole voting power over 10,878,000 shares and sole dispositive power over 11,788,000 shares.

(4)
Based on information contained in the Schedule 13G filed by Wellington Management Company, LLC ("Wellington Management") on February 14, 2012. Wellington Management, in its capacity as an investment adviser, may be deemed to beneficially own 6,503,986 shares of the Company which are held of record by clients of Wellington Management. Wellington Management has shared voting power over 5,361,006 shares and shared dispositive power over 6,503,986 shares.

(5)
Based on information contained in the Schedule 13G/A filed by Blackrock, Inc. ("Blackrock") on February 13, 2012.

(6)
These figures include shares issuable pursuant to options that are presently exercisable or exercisable within 60 days of March 15, 2012, as follows: 861,363 for Dr. Nader, 289,265 for Mr. Beshar, 198,125 for Dr. Garceau, and 126,992 for Mr. Rogus.

(7)
These figures include (i) shares issuable pursuant to options that are presently exercisable or exercisable within 60 days of March 15, 2012, as follows: 25,500 for Mr. Tombros, 22,500 for Mr. Bonney, 13,500 for Ms. Selisker, 24,750 for Dr. Broom and 11,250 for Mr. Granadillo; and (ii) shares represented by deferred stock units as follows: 155,879 for Mr. Tombros, 141,818 for Mr. Bonney, 144,074 for Ms. Selisker, 29,356 for Dr. Broom and 10,459 for Mr. Granadillo. Includes 32,000 shares held by a foundation of which Mr. Tombros is a trustee. Mr. Tombros disclaims beneficial ownership over these shares.

(8)
Includes 750 shares held by Mr. Groninger's spouse, for which he disclaims beneficial ownership. Also includes 121,039 shares represented by deferred stock units and 31,500 shares issuable pursuant to options that are presently exercisable or exercisable within 60 days of March 15, 2012.

(9)
Includes 1,842,870 shares issuable pursuant to options that are presently exercisable or exercisable within 60 days of March 15, 2012 and 739,289 shares represented by deferred stock units. All of the shares of common stock with respect to which our directors, director nominees and named executive officers share voting or investment power or disclaim beneficial ownership are described above.

Rule 10b5-1 Plans

        We have adopted a policy and implemented procedures that would allow directors, officers and employees to effect sales of our securities pursuant to Rule 10b5-1 of the Exchange Act. Under this rule, our directors, officers and employees may adopt a prearranged written trading plan that provides for the purchase or sale of our securities on specified conditions. A written trading plan meeting the requirements of Rule 10b5-1 has been approved by us and may be adopted by any of our officers, directors or employees from time to time.

Compliance with Section 16(a) of the Exchange Act

        Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of our outstanding common stock, to file with the SEC initial reports of ownership and changes in ownership of our common stock. Officers, directors and 10% stockholders are required to furnish us with copies of all Section 16(a) forms they file with the SEC.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and officers that no other reports were required, we believe that all of these filing requirements were timely satisfied by our directors, officers and 10% stockholders during the fiscal year ended December 31, 2011.

 REVIEW AND APPROVAL OF TRANSACTIONS WITH RELATED PERSONS

        We maintain policies and procedures relating to the review, approval or ratification of transactions in which NPS is a participant and in which any of our directors, executive officers, 5% stockholders or their family members have a direct or indirect material interest. We refer to these individuals and entities in this Proxy Statement as related persons. Our Code of Business Conduct and Ethics, which is available on our website at www.npsp.com, prohibits our directors, executive officers, and employees and in some cases, their family members, from engaging in specified activities without prior written consent from the General Counsel. These activities typically relate to situations where an NPS employee, and in some cases, an immediate family member, may have significant financial or business interests in another company competing with or doing business with NPS, or who stands to benefit in some way from such a relationship or activity. Members of our Board of Directors are also required to disclose potential conflicts of interest to us for evaluation.

        Each year, we require our directors and executive officers to complete a questionnaire, among other things, to identify any transactions or potential transactions with us in which a director or an executive officer or one of their family members or associated entities has an interest. We also require that directors and executive officers notify us of any changes during the course of the year to the information provided in the annual questionnaire as soon as possible. In addition, the Board annually determines the independence of directors based on a review by the Board and the Nominating and Governance Committee as described under the section above captioned "Independence of Board". The Audit Committee of our Board of Directors, pursuant to its charter, has responsibility for reviewing and approving in advance any related person transactions as defined under SEC regulations.

        Other than compensation arrangements and other arrangements described under the sections above captioned "Executive Compensation" and "Director Compensation", since January 1, 2011, there was not, nor is there currently proposed, any transaction or series of similar transactions to which we are or will be a party:

  •
  in which the amount involved exceeded or will exceed $120,000; and

  •
  in which any director, nominee, executive officer, holder of more than 5% of our ordinary shares or any member of their immediate family had or will have a direct or indirect material interest.

 OTHER MATTERS

        We will provide to each stockholder, without charge and upon written request, a copy of our Annual Report on Form 10-K and any exhibit thereto. Any such written request should be directed to the office of our General Counsel at 550 Hills Drive, 3rd Floor, Bedminster, New Jersey 07921.

        The Board of Directors does not know of any matters that will be presented for consideration at the Annual Meeting other than those set forth herein and in the notice accompanying this Proxy Statement. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Edward Stratemeier Senior Vice President, Legal Affairs, General Counsel and Corporate Secretary

April 4, 2012

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature (Joint Owners) Signature [PLEASE SIGN WITHIN BOX] Date Date To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. 0 0 0 0 0 0 0 0 0 0 0 0000130391_1 R1.0.0.11699 For Withhold For All All All Except The Board of Directors recommends you vote FOR the following: 1. Election of Directors Nominees 01 Michael W. Bonney 02 Colin Broom 03 Georges Gemayel 04 Pedro Granadillo 05 James G. Groninger 06 Francois Nader 07 Rachel R. Selisker 08 Peter G. Tombros NPS PHARMACEUTICALS, INC. 550 HILLS DRIVE BEDMISTER, NJ 07921 VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 15, 2012. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 15, 2012. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2 Advisory vote to approve the compensation of our named executive officers. 3 To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2012. NOTE: To transact such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Yes No Please indicate if you plan to attend this meeting

0000130391_2 R1.0.0.11699 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com . NPS PHARMACEUTICALS, INC. Annual Meeting of Shareholders May 16, 2012 9:00 AM This proxy is solicited by the Board of Directors The undersigned constitutes and appoints each of Francois Nader and Edward Stratemeier (with full power to act alone), the lawful proxies of the undersigned, with power of substitution to each, to vote all shares of common stock of NPS Pharmaceuticals, Inc., registered in the name provided herein which the undersigned is entitled to vote at the 2012 Annual Meeting of Stockholders, or any adjournment or postponement thereof. This meeting will be held at The Bernards Inn, 27 Mine Brook Road, Bernardsville, NJ 07924 on May 16, 2012 at 9:00 a.m., Eastern Time. This Proxy is given in accordance with the instructions indicated, and carries discretionary authority related to any and all other matters that may come before the meeting and any adjourments thereof. This Proxy when properly executed will be voted as directed on the reverse side. If no direction is made, this Proxy will be voted FOR the election of the eight (8) directors, FOR the advisory vote to approve the compensation of the Company's named executive officers, and FOR the ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2012 fiscal year. Continued and to be signed on reverse side